UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Otter Tail Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2014

Proxy Statement and

Annual Meeting Notice

Otter Tail Corporation

Annual Meeting of Shareholders

Monday, April 14, 2014

10:00 a.m., CT

Bigwood Event Center

925 Western Avenue

(Highway 210 West and Interstate 94)

Fergus Falls, Minnesota 56537

Coffee will be served at 9:15 a.m., and lunch will follow the meeting. No reservation is necessary.

Please bring a copy of your Notice of Internet Availability of Proxy Materials or your

Proxy Card to register at the Annual Meeting.

Contact Shareholder

Services for Information

E-mail	sharesvc@ottertail.com

Internet	www.ottertail.com

Fax	218-998-3165

Phone	800-664-1259 or 218-739-8479

Mail	Otter Tail Corporation PO Box 496 Fergus Falls, Minnesota 56538-0496

                    March 4, 2014

To the Holders of Common Shares of Otter Tail Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Otter Tail Corporation, which will be held at the Bigwood Event Center, Best Western, The Falls Inn and Suites, 925 Western Avenue, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, 56537 at 10:00 a.m. on Monday, April 14, 2014.

Enclosed are a formal Notice of Annual Meeting and the Proxy Statement, which describe the business to be conducted at the meeting. The Board of Directors proposes that shareholders elect Mr. John D. Erickson, Mr. Nathan I. Partain and Mr. James B. Stake for three-year terms on the Board of Directors.

Shareholders will be asked to approve, in a non-binding advisory vote, the compensation provided to the Named Executive Officers as described in this Proxy Statement. Shareholders will be asked to adopt the Otter Tail Corporation 2014 Stock Incentive Plan. Shareholders will be asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

Otter Tail Corporation is pleased to use the U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”). Shareholders will receive the Notice instead of a paper copy of our Proxy Statement, proxy card and the 2013 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents over the Internet or, if you prefer, instructions on how to receive paper or e-mail copies of the proxy materials. We believe this process allows us to provide shareholders with the information they need in a timely manner while reducing the environmental impact, and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you attend the meeting, we encourage you to vote your shares by telephone, Internet or the mail. Instructions on voting your shares are on the Notice or proxy card you received for the Annual Meeting.

If your shares are held of record in a brokerage account, please follow the instructions you receive from your broker. Your broker will submit a proxy card to Otter Tail Corporation reflecting the votes it receives. Employee Stock Ownership Plan participants should follow the instructions provided by Wells Fargo Bank, N.A.

Sincerely,

Nathan I. Partain
Chairman of the Board

Notice of Annual Meeting

Notice is hereby given to the holders of common shares of Otter Tail Corporation that the Annual Meeting of Shareholders of Otter Tail Corporation will be held at the Bigwood Event Center, Best Western, The Falls Inn and Suites, 925 Western Avenue, Highway 210 West and Interstate 94, Fergus Falls, Minnesota 56537, on Monday, April 14, 2014, at 10:00 a.m. to consider and act upon the following matters:

1.	To elect three Directors to Otter Tail Corporation’s Board of Directors to serve terms of three years.

2.	To approve, in a non-binding advisory vote, the compensation provided to the Named Executive Officers as described in this Proxy Statement.

3.	To adopt the Otter Tail Corporation 2014 Stock Incentive Plan.

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year 2014.

5.	To transact such other business as may properly be brought before the meeting.

March 4, 2014

GEORGE A. KOECK

Senior Vice President

General Counsel & Corporate Secretary

Your Vote is Important

Please vote your proxy by telephone or the Internet as described in the instructions on the Notice. Or if you received paper copies of proxy materials, you can also sign, date and return the accompanying proxy card in the enclosed envelope, which does not require postage if mailed in the United States. If your shares are held of record in a brokerage account, please follow the instructions you receive from your broker. Your broker will submit a proxy card to Otter Tail Corporation reflecting the votes it receives. Employee Stock Ownership Plan (“ESOP”) participants should follow the instructions provided by Wells Fargo Bank, N.A.

The Proxy Statement and Annual Report on Form 10-K were either made available to you over the Internet or mailed to you beginning on or about March 4, 2014. Shareholders who are receiving a paper copy of the Proxy Statement and Annual Report on Form 10-K can elect to receive future reports over the Internet. If you are interested in this option, please contact Shareholder Services by calling our toll free number 800-664-1259 or by e-mail at sharesvc@ottertail.com. To obtain directions to attend the Annual Meeting and vote in person contact Shareholder Services at our toll free number 800-664-1259.

Proxy Statement Questions and Answers

1.	Q: Why am I receiving these materials?

A:	The Board of Directors of Otter Tail Corporation is soliciting proxies and provides these materials in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders to be held on April 14, 2014. As a shareholder you are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement. These materials were made available to shareholders over the Internet or mailed to shareholders beginning on or about March 4, 2014.

2.	Q: Who is entitled to vote at the Annual Meeting?

A:	Only common shareholders of record at the close of business on February 14, 2014, are entitled to vote at the Annual Meeting. As of the record date, 36,340,637 common shares of Otter Tail Corporation were issued and outstanding. Each shareholder is entitled to one vote per share.

3.	Q: What issues may I vote on at the Annual Meeting?

A:	You may vote on (1) the election of three nominees to serve on the Board of Directors; (2) the non-binding advisory vote on the compensation of the Named Executive Officers; (3) the adoption of the Otter Tail Corporation 2014 Stock Incentive Plan; (4) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014; and (5) any other business that is properly brought before the meeting.

4.	Q: How do I vote my shares?

A:	Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent to most of our shareholders the Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report via the Internet. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive one.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 14, 2014: Our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at http://www.ottertail.com/annual.cfm

You may vote either in person at the Annual Meeting or by granting a proxy. If you desire to grant a proxy, you have three voting options:

•	by telephone

•	by Internet

•	by proxy card

If you intend to vote by proxy, please follow the instructions on the Notice you received for our Annual Meeting of Shareholders. If you received paper copies of our proxy materials, we have enclosed a proxy card for you to use to vote your shares. In order to register your vote, complete, date and sign the proxy card and return it in the enclosed envelope, or vote your proxy by telephone or Internet in accordance with the voting instructions on the proxy card. Voting by proxy will not affect your right to vote your shares if you attend the Annual Meeting and desire to vote in person.

5.	Q: May I change my vote?

A:	You have the right to revoke your proxy any time before the Annual Meeting by:

•	providing written notice to an officer of Otter Tail Corporation and voting in person at the Annual Meeting;

•	submitting another proper proxy by telephone or the Internet; or

•	submitting a new written proxy bearing a later date at any time before the proxy is voted at the meeting.

6.	Q: How are the votes counted?

A:	In the election of Directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more nominees. You may vote FOR, AGAINST or ABSTAIN with respect to the proposals to approve on an advisory basis the compensation of the Named Executive Officers, to adopt the Otter Tail Corporation 2014 Stock Incentive Plan, and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all nominees, FOR the non-binding advisory vote on compensation of the Named Executive Officers, FOR the adoption of the Otter Tail Corporation 2014 Stock Incentive Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

Shares voted as abstentions (or as “withhold authority” as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of the matter as to which the shareholder has abstained.

If your shares are held in the name of a brokerage firm and you do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more proposals, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting but will not be considered as present and entitled to vote with respect to such proposals. Brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

7.	Q: Where and when will I be able to find the results of the voting?

A:	Preliminary results will be announced at the Annual Meeting of Shareholders. Otter Tail Corporation will publish the final results in a current report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting. You may also find the results on our website www.ottertail.com.

8.	Q: Who bears the cost of soliciting votes for the Annual Meeting?

A:	Otter Tail Corporation will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to soliciting proxies by mail, employees of Otter Tail Corporation may solicit them by telephone or in person. Employees receive no additional compensation for these solicitation activities.

Outstanding Voting Shares

The total outstanding voting shares of Otter Tail Corporation stock as of February 14, 2014, is 36,340,637. Only common shareholders of record as of February 14, 2014, are entitled to vote at the Annual Meeting of Shareholders. The only persons known to Otter Tail Corporation to own beneficially (as defined by the SEC for proxy statement purposes) more than 5% of the outstanding common shares of Otter Tail Corporation as of February 14, 2014, are as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Cascade Investment, L.L.C. 2365 Carillon Point Kirkland, WA 98033	3,456,499 shs.[1]	9.51%
Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355-2331	2,342,430 shs.[2]	6.45%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,075,582 shs.[3]	5.71%

(1)	Based on information in an Amendment No. 9 to Schedule 13D jointly filed by Cascade Investment, L.L.C. (“Cascade”) and William H. Gates, III with the SEC on January 6, 2012, with respect to their holdings as of January 5, 2012. According to the filing, the common shares owned by Cascade may be deemed to be beneficially owned by Mr. Gates, as the sole member of Cascade. Michael Larson, the Business Manager of Cascade, has voting and investment power with respect to the common shares beneficially owned by Cascade. Mr. Larson disclaims beneficial ownership of the common shares beneficially owned by Cascade and Mr. Gates.

(2)	Based on information in an Amendment No. 1 to Schedule 13G filed by Vanguard Group, Inc. (“Vanguard”) with the SEC on February 12, 2014 for its holdings as of December 31, 2013, Vanguard reported that it has sole voting power as to 148,827 shares and shared voting power as to the remainder, and sole investment power as to 2,289,903 shares and shared investment power as to the remainder.

(3)	Based on information in an Amendment No. 3 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 11, 2013, for its holdings as of December 31, 2012. BlackRock reported that it has sole voting and investment power with respect to all 2,075,582 shares.

Election of Directors

The Board of Directors of Otter Tail Corporation is composed of nine Directors divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. The terms of Mr. John D. Erickson, Mr. Nathan I. Partain, and Mr. James B. Stake expire at the time of the 2014 Annual Meeting of Shareholders. The Board of Directors, upon recommendation of the Corporate Governance Committee, nominates Mr. Erickson, Mr. Partain, and Mr. Stake for election to serve three-year terms ending at the time of the Annual Meeting of Shareholders in 2017.

Under Minnesota law, the affirmative vote of a plurality of the common shares present and entitled to vote with respect to the election of Directors is required for the election of the nominees to the Board of Directors. Proxies, unless otherwise directed thereon, will be voted in favor of all nominees. The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees is unable to serve or for good reason will not serve, which is a contingency not now anticipated.

Mr. Gary J. Spies will reach the mandatory retirement age for Directors established in the Governance Guidelines of Otter Tail Corporation at the time of the Annual Shareholder Meeting 2014. Pursuant to the Bylaws of Otter Tail Corporation the remainder of his term (2 years) will be filled by appointment by the Board of Directors at its first regular meeting following the Annual Shareholder Meeting. The Board wishes to thank Mr. Spies for his years of service to Otter Tail Corporation.

Biographies of the Director nominees and of the continuing Directors are found below. These biographies include the age of each Director (as of the 2014 Annual Meeting of Shareholders), an outline of his or her business experience and the reasons for his or her selection for the Board. Except as noted in the table below, each Director and Director nominee has held the same position or another executive position with the same employer for the past five years.

The Board of Directors has determined that, with the exception of Mr. Edward J. McIntyre and Mr. John D. Erickson, all of the Directors and Director nominees are independent as defined by the NASDAQ Listing Standards. Prior to the retirement of Arvid R. Liebe on April 8, 2013, and the resignation of Mark W. Olson on May 14, 2013, the Board of Directors had determined that Mr. Liebe and Mr. Olson were each independent as defined by the NASDAQ Listing Standards.

The Board of Directors recommends a vote FOR the election of all nominees to the Board of Directors.

Name	Background, Basis for Selection, Board Committees	Age	Director Since
Nominees for election for three-year terms expiring in April 2017:
John D. Erickson	Fergus Falls, Minnesota Former President and Chief Executive Officer Otter Tail Corporation (Resigned, September 8, 2011) Consultant ECJV Holdings, LLC, an entity controlled by Cascade Investment, L.L.C. (since October 2011) As former Chief Executive Officer, Mr. Erickson provides the Board his leadership experience, his financial expertise and his knowledge of Otter Tail Corporation and the utility industry developed over his years of service with Otter Tail Corporation. Mr. Erickson serves on no Committees.	55	2007
Nathan I. Partain

Chicago, Illinois

Chairman of the Board

Otter Tail Corporation

(Since November 8, 2011)

President and Chief Investment Officer

Duff & Phelps Investment Management Co.

President, Chief Executive Officer and Chief Investment Officer

DNP Select Income Fund, Inc. (closed-end utility income fund)

Director, DNP Select Income Fund Inc.; DTF Tax-Free Income Inc.; Duff & Phelps Utility and Corporate Bond Trust Inc.; Duff & Phelps Global Utility Income Fund, Inc. (These four closed end investment fund companies share a common board, of which, Mr. Partain is one of ten Directors. These entities constitute a single fund complex under SEC rules).

The Board benefits from the financial expertise Mr. Partain provides, as well as from the knowledge he has acquired regarding the utility industry from twenty-seven years of providing electric utility investment research and management services to institutional clients of Duff & Phelps.

Mr. Partain is a National Association of Corporate Directors Board Leadership Fellow, awarded in recognition of his completion of NACD’s comprehensive program of study for corporate Directors and ongoing engagement in the Director community.

Mr. Partain serves on the Audit Committee.

		57	1993
James B. Stake	Edina, Minnesota Retired Executive Vice President Enterprise Services 3M Company (diversified manufacturing) Director, C. H. Robinson Worldwide, Inc. Mr. Stake provides the Board with his business expertise with diversified companies developed during his career at 3M Company, which is particularly relevant to the manufacturing and infrastructure companies of Otter Tail Corporation. Mr. Stake serves on the Audit and Compensation Committees.	61	2008

Name	Background, Basis for Selection, Board Committees	Age	Director Since
Directors with terms expiring in April 2016: Kathryn O. Johnson

Hill City, South Dakota

Owner/Principal

Johnson Environmental Concepts

(specializes in applying geochemistry to resource development in the mining industry and remediation of legacy contamination of soil and water)

President

(2011-2013)

Board Member

(2005-present)

South Dakota Board of Regents

Former Board Member

South Dakota Board of Minerals

and Environment

Ms. Johnson provides the Board with a scientific approach to the problems faced by Otter Tail Power Company and the manufacturing and infrastructure companies of Otter Tail Corporation. She also provides a working understanding of South Dakota State Government.

Ms. Johnson serves on the Compensation and Corporate Governance Committees.

		59	2013
Steven L. Fritze	Eagan, Minnesota Retired Chief Financial Officer Ecolab, Inc. (diversified manufacturing) (Retired December, 2012) Mr. Fritze provides the Board with the benefit of his extensive corporate accounting, finance and financial reporting expertise from his service as Chief Financial Officer of Ecolab and from his executive and business management experience gained over 32 years of service to the Ecolab in a variety of roles. Mr. Fritze serves on no committees. He has attended several committee meetings as a part of his orientation.	59	Appointed to the Board on August 15, 2013
Gary J. Spies	Fergus Falls, Minnesota Chairman Service Food, Inc. (retail business) Vice President Fergus Falls Development Company, Midwest Regional Development Company, LLC (land and housing development) Mr. Spies provides the Board with the benefit of his small business expertise relevant to the manufacturing and infrastructure companies of Otter Tail Corporation. The Board also benefits from Mr. Spies’ familiarity with the Minnesota service territory of Otter Tail Power Company. Mr. Spies serves on the Audit and Corporate Governance Committees.	72	2001 [Retiring April 14, 2014]

Name	Background, Basis for Selection, Board Committees	Age	Director Since
Directors with terms expiring in April 2015: Karen M. Bohn	Edina, Minnesota President Galeo Group, LLC (management consulting firm) Director and Board Chair Ameriprise Certificate Company Former Director, Gander Mountain Company (Resigned, January 14, 2010) Ms. Bohn provides the Board with her business and financial expertise developed over the course of her career in the financial services sector, as well as her insight gained from providing consulting services in the areas of governance, management effectiveness, and strategy to a variety of large and small companies. Ms. Bohn serves on the Audit and Corporate Governance Committees.	60	2003
Edward J. McIntyre

West Fargo, North Dakota

President and Chief Executive Officer

Otter Tail Corporation (Since September 8, 2011)

Retired Vice President and Chief Financial Officer

Xcel Energy, Inc.

(energy company)

Mr. McIntyre provides the Board with a direct link to the Executive Management team of Otter Tail Corporation. Mr. McIntyre is critical to the development and execution of the strategic direction of Otter Tail Corporation. Mr. McIntyre also provides the Board with the benefit of his business and financial expertise developed over the course of his career, including his experience in the utility industry acquired during his years of service with Xcel Energy, Inc.

Mr. McIntyre serves on no committees.

		63	2006
Joyce Nelson Schuette	Walker, Minnesota Retired Managing Director and Investment Banker Piper Jaffray & Co. (financial services) Ms. Schuette provides the Board with the benefit of the business and financial expertise she has developed over the course of her career, particularly in the area of investment banking. Ms. Schuette serves on the Audit and Compensation Committees.	63	2006

Meetings and Committees of the Board of Directors

The full Board of Directors of Otter Tail Corporation considers all major decisions of Otter Tail Corporation. The Board of Directors has established a standing Audit Committee, Compensation Committee, and Corporate Governance Committee so that certain important matters can be addressed in more depth than may be possible in a full Board of Directors meeting. Each committee operates under a charter that is reviewed annually by that committee and approved by the Board of Directors.

Pursuant to Otter Tail Corporation’s bylaws and governance guidelines, the Board of Directors determines the best board leadership structure for Otter Tail Corporation from time to time. Otter Tail Corporation recognizes that different board leadership structures may be appropriate for companies in different situations. Since 2002 Otter Tail Corporation has had a separate Chairman of the Board and Chief Executive Officer. The Chairman and Chief Executive Officer are elected annually by the Board. Otter Tail Corporation believes that its leadership structure, with a separate Chief Executive Officer and Chairman of the Board, is the optimal structure for Otter Tail Corporation at this time. The Chief Executive Officer and the Chairman of the Board have an excellent working relationship.

The Board of Directors acting as a Risk Committee of the whole retains responsibility for risk oversight for Otter Tail Corporation. The Board of Directors is routinely called upon in the exercise of its business judgment to assess the risk involved in matters brought to it for consideration. As a part of the strategic planning process the Board of Directors assesses the risk involved in the strategic plan of Otter Tail Corporation. In addition the Board of Directors conducts a complete corporate risk assessment at least annually and reviews risk regularly and routinely throughout the year.

The full Board of Directors held a total of seven regularly scheduled and special meetings in 2013. In addition to these meetings, the Board of Directors also held a planning retreat with senior management in June 2013. During 2013, the Board of Directors met in executive session without the Chief Executive Officer and management at each meeting. It also met in executive session with only the independent Directors at certain meetings. Each Director attended at least 75 percent of the total meetings of the Board of Directors and the meetings of the committees on which he or she served with the exception of Mr. Fritze, who had a preexisting commitment at the time of his appointment that prevented him from attending one meeting. Each then sitting Director attended the Annual Meeting of Shareholders in 2013. It is expected that the Directors and executive officers of Otter Tail Corporation will attend the Annual Meeting of Shareholders in 2014.

Audit Committee

The Audit Committee reviews the financial results of Otter Tail Corporation, reviews accounting, audit and control procedures, and retains and supervises the independent registered public accounting firm. The Audit Committee has oversight responsibility for Otter Tail Corporation’s Code of Conduct. In 2013, this committee was composed of five members of the Board of Directors: Ms. Bohn, Ms. Schuette, Mr. Partain (Chair), Mr. Spies and Mr. Stake. Mr. Olson served on this Committee until his resignation on May 14, 2013. The Board has determined that all committee members, including Mr. Olson, are independent Directors as defined by the NASDAQ Listing Standards. The Board of Directors has determined that Mr. Partain and Mr. Stake meet the SEC definition of an audit committee financial expert and all members of the committee are financially literate. The Audit Committee routinely meets in executive session with internal audit and the independent registered public accounting firm without management present. During the course of 2013 the committee received training on new financial issues affecting Otter Tail Corporation. The Audit Committee held four meetings in 2013. For further information on the actions of the Audit Committee, please refer to the Report of the Audit Committee on page 37. The Audit Committee Charter may be reviewed at www.ottertail.com.

Compensation Committee

The Compensation Committee reviews, recommends and reports to the Board of Directors on all compensation programs, plans and policies involving Otter Tail Corporation’s Board of Directors and certain executive officers and it develops, evaluates and recommends for approval all equity based compensation plans of Otter Tail Corporation. The Compensation Committee oversees the administration of the 1999 Employee Stock Purchase Plan, the 1999 Stock Incentive Plan and the Executive Annual Incentive Plan. The Compensation Committee periodically retains an outside compensation consultant to advise it in its decision making process. That consultant has not been used by management to an extent that would require disclosure under SEC rules. Subject to approval by the Board of Directors, this committee sets compensation for the Directors, the Chief Executive Officer, the Chief Financial Officer and certain other executive officers. In 2013, this committee was composed of three members of the Board of Directors: Ms. Johnson, Ms. Schuette and Mr. Stake (Chair). Mr. Liebe served on this committee until his retirement on April 8, 2013. The Board has determined that all committee members, including Mr. Liebe, are independent Directors as defined by the NASDAQ Listing Standards. The Compensation Committee held five meetings in 2013. For further information on the actions of the Compensation Committee, please refer to the Compensation Discussion and Analysis (“CD&A”) on page 13 and the Report of the Compensation Committee on page 20. The Compensation Committee Charter may be reviewed at www.ottertail.com.

Corporate Governance Committee

The Corporate Governance Committee identifies and recommends to the Board of Directors qualified candidates for election as Directors, recommends Director committee assignments and recommends actions necessary for the proper governance of Otter Tail Corporation and for the evaluation of the performance of the Board of Directors and Chief Executive Officer. With input from the Chief Executive Officer, the Corporate Governance Committee recommends certain executive officers for annual election. The Corporate Governance Committee reviews issues and developments related to corporate governance practices and makes recommendations to the Board of Directors on changes in structure, rule or practice necessary for compliance and for good corporate governance.

Otter Tail Corporation’s Corporate Governance Committee Charter provides that the skills and characteristics required generally of Directors include diversity, age, business background and experience, accomplishments, experiences in the business of Otter Tail Corporation and a willingness to make the requisite commitment of time and effort. Accordingly, the Board of Directors has not set minimum standards for Director candidates. Rather, it seeks highly qualified individuals with diverse backgrounds and business and life experiences that will enable them to constructively review and guide management of Otter Tail Corporation. The Corporate Governance Committee retained a consultant to identify Director candidates in 2013 and the consultant identified Mr. Fritze, who was appointed to the Board on August 15, 2013. The Corporate Governance Committee considers and evaluates potential Director candidates and makes its recommendations to the full Board of Directors. Any shareholder may submit a recommendation for nomination to the Board of Directors by sending a written statement of the qualifications of the recommended individual to the President and Chief Executive Officer, Otter Tail Corporation, Box 9156, Fargo, North Dakota 58106-9156. The Corporate Governance Committee will use the same process for evaluating all nominees, regardless of whether the nominee recommendation is submitted by a shareholder or some other source.

If a shareholder wishes to nominate a candidate for election to the Board of Directors, in order for the nomination to be properly made the shareholder must give written notice to the Secretary of Otter Tail Corporation. Notice must be received at Otter Tail Corporation’s principal executive offices at least 90 days before the date that is one year after the prior year’s regular meeting. The notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the nominee or nominees, (ii) a representation that the shareholder is a holder of record of shares of Otter Tail Corporation entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understanding between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors, and (v) the consent of each nominee to serve as a Director of Otter Tail Corporation if so elected.

The Corporate Governance Committee is composed of three members of the Board of Directors who, for 2013, were Ms. Bohn (Chair), Ms. Johnson and Mr. Spies. Mr. Olson served on this committee until his resignation on May 14, 2013. The Board has determined that all committee members, including Mr. Olson, are independent Directors as defined by the NASDAQ Listing Standards. The Corporate Governance Committee held ten meetings in 2013. The Corporate Governance Committee Charter may be reviewed at www.ottertail.com.

Contact with the Board of Directors

Shareholders may contact the Board of Directors by either mail or e-mail. Questions may be sent to the entire Board of Directors, to a particular committee, or to an individual Director. The mailing address is Otter Tail Corporation, Board of Directors, Box 9156, Fargo, North Dakota 58106-9156 and the e-mail address is boardofdirectors@ottertail.com. Although reviewed by the General Counsel, all questions are forwarded to the Board of Directors or to the appropriate committee or Director as determined by the General Counsel.

Director Compensation

In May 2011, the Compensation Committee retained Towers Watson (“Towers”) to assess the competitiveness of the compensation provided to Directors of Otter Tail Corporation taking into consideration current market conditions. Towers advised the Compensation Committee that total Director compensation was consistent with market with the exception of the Chairman’s compensation which was below market. In 2012, Towers provided a trending report to the Compensation Committee which again concluded that total Director compensation was consistent with market except for the Chairman’s compensation. After considering these findings, the Compensation Committee determined that it would not make any changes to Director compensation for 2013. Non-employee Directors of Otter Tail Corporation receive an annual retainer for their services as a Director. Non-employee Directors, except the Chairman, receive an annual retainer of $60,000. The Chairman receives an annual retainer of $84,000. Each committee chair receives an additional retainer of $7,000 per year. These fees have been unchanged since 2008. Directors do not receive a meeting fee for attending either committee or Board of Director meetings. In addition, non-employee Directors receive actual expense reimbursement if they are required to furnish their own transportation to Board of Directors or committee meetings outside their city of residence.

Each non-employee Director receives an annual grant of restricted stock, which in 2013 was 2,000 shares granted under the terms of the 1999 Stock Incentive Plan on the date of the Annual Meeting, except for Mr. Fritze, who received 1,333 shares at the time of his appointment to the Board of Directors. The shares of restricted stock vest over a period of four years at the rate of 25% per year and are eligible for full dividend and voting rights.

Directors may elect to receive their compensation (other than expense reimbursements) in the form of cash, stock or a combination. Directors may elect to defer the receipt of all or part of their cash compensation pursuant to the Otter Tail Corporation Deferred Compensation Plan for Directors. The deferral may be in the form of cash or stock units. Cash deferrals receive interest at a rate equal to 1% over the prime commercial rate of U.S. Bank National Association. Deferrals in the form of stock units are credited quarterly with dividend equivalents equal to the dividend rate on Otter Tail Corporation’s common shares and the deferred amount is paid out in common shares.

Otter Tail Corporation has established a stock ownership guideline for Directors. Directors are expected to hold Otter Tail Corporation stock equal to five times the value of the non-Chair annual retainer ($300,000) to be obtained within five years of beginning service on the Board of Directors. This is an increase from the prior guideline of 4,000 shares. All existing Directors either meet the guidelines or are in the five-year period provided to reach the guidelines.

Director Compensation Table

The following table provides summary compensation information for each Director for the year ending December 31, 2013.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2,3]	Total ($)
Karen M. Bohn[4]	67,001	62,060	129,061
John D. Erickson	60,000	62,060	122,060
Steven L. Fritze[5]	25,000	36,884	61,884
Kathryn O. Johnson	45,000	62,060	107,060
Arvid R. Liebe[6]	20,000	0	20,000
Edward J. McIntyre[7]	0	0	0
Mark W. Olson[8]	27,917	0	27,917
Nathan I. Partain[9]	84,000	62,060	146,060
Joyce Nelson Schuette	60,000	62,060	122,060
Gary J. Spies[10]	60,000	62,060	122,060
James B. Stake[11]	67,001	62,060	129,061

(1)	Includes the aggregate dollar amount of all fees earned or paid in cash for services as a Director (both paid and deferred) including annual retainer and committee chair retainers.

(2)	Represents the aggregate grant-date fair value of restricted stock awards granted to non-employee Directors in 2013 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The aggregate grant-date fair value of the restricted stock award for the 2,000 shares granted to each non-employee Director on April 8, 2013, was $62,060. The aggregate grant-date fair value of the restricted stock award for the 1,333 shares granted to Mr. Fritze on October 1, 2013, was $36,884. In accordance with FASB ASC Topic 718, Otter Tail Corporation chose the grant-date fair value of the restricted stock as the equivalent to the average of the high and low price on the date of the grant ($31.03 for the April 8, 2013, awards and $27.67 for the October 1, 2013 awards).

(3)	The number of shares of restricted stock held by each Director at fiscal year end is as follows: Ms. Bohn, 6,525; Mr. Erickson, 4,250; Mr. Fritze, 1,333; Ms. Johnson, 2,000; Mr. Liebe, 0; Mr. McIntyre, 19,000; Mr. Olson, 0; Mr. Partain, 6,525; Ms. Schuette, 6,525; Mr. Spies, 6,525; and Mr. Stake, 6,525.

(4)	Ms. Bohn is Chair of the Corporate Governance Committee.

(5)	Mr. Fritze was appointed to the Board on August 15, 2013.

(6)	Mr. Liebe retired from the Board on April 8, 2013. Prior to his retirement Mr. Liebe deferred his retainer and received it in stock units.

(7)	Mr. McIntyre did not receive Director compensation for his service as a member of the Board of Directors.

(8)	Mr. Olson resigned from the Board on May 14, 2013. Prior to his resignation Mr. Olson was Chair of the Audit Committee and deferred his retainer.

(9)	Mr. Partain is Chairman of the Board.

(10)	Mr. Spies defers his retainer and receives it in stock units.

(11)	Mr. Stake is Chair of the Compensation Committee.

Security Ownership of Directors and Officers

Listed in the following table are the number of common shares of Otter Tail Corporation beneficially owned by each Director and each executive officer named in the Summary Compensation Table, as well as the number of shares owned by all Directors and executive officers of Otter Tail Corporation as a group, as of December 31, 2013.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1,2]	Percent Class[1]
Karen M. Bohn	24,050
John D. Erickson	156,905
Steven L. Fritze	5,333
Kathryn O. Johnson	2,065
George A. Koeck	10,454
Charles S. MacFarlane[3]	81,011
Edward J. McIntyre	35,920
Kevin G. Moug[4]	37,813
Nathan I. Partain[5]	38,471
Joyce Nelson Schuette	22,432
Gary J. Spies[6]	69,502
James B. Stake	20,457
Shane N. Waslaski[7]	15,120
All Directors and executive officers as a group	519,533	1.4%

(1)	Represents outstanding common shares beneficially owned both directly and indirectly as of December 31, 2013. No Director or executive officer beneficially owned more than 1% of the total outstanding common shares as of December 31, 2013. Except as indicated by footnote below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown. No shares owned by any Director or executive officer were pledged as of December 31, 2013. The information provided is based upon 36,271,696 common shares outstanding as of December 31, 2013.

(2)	Includes common shares held by the Trustee of Otter Tail Corporation’s ESOP for the account of executive officers of Otter Tail Corporation with respect to which such persons have sole voting power and no investment power, as follows: Mr. Koeck, 980 shares; Mr. MacFarlane, 1,977 shares; Mr. Moug, 267 shares; and all Directors and executive officers as a group, 3,224 shares.

Includes the following common shares subject to options exercisable within 60 days of December 31, 2013: Mr. MacFarlane, 6,000 shares, and all Directors and executive officers as a group, 6,000 shares.

(3)	Includes 3,321 shares owned by Mr. MacFarlane’s minor children as to which he, as custodian, has voting and investment power.

(4)	Includes 1,449 shares owned jointly with Mr. Moug’s wife as to which he shares voting and investment power. Includes 293 shares owned by Mr. Moug’s minor children as to which he, as custodian, has voting and investment power.

(5)	Includes 3,000 shares owned jointly with Mr. Partain’s wife as to which he shares voting and investment power.

(6)	Includes 1,000 shares owned jointly with Mr. Spies’ wife as to which he shares voting and investment power.

(7)	Includes 526 shares owned jointly with Mr. Waslaski’s wife as to which he shares voting and investment power.

The information with respect to beneficial ownership of securities of Otter Tail Corporation is based on information furnished to Otter Tail Corporation by each person included in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Otter Tail Corporation’s Directors and executive officers and holders of more than 10% of Otter Tail Corporation’s common shares to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of Otter Tail Corporation. Based solely on a review of the Section 16 reports filed by the Directors and executive officers, Otter Tail Corporation believes that during the year ended December 31, 2013, its Directors and executive officers complied with all Section 16(a) filing requirements.

Compensation Discussion and Analysis

Executive Summary

Otter Tail Corporation believes that strong, effective leadership is the cornerstone of its continued growth and success. To be successful, Otter Tail Corporation must be able to attract, retain and motivate highly qualified executive officers with the competencies needed to excel in a rapidly changing marketplace and to understand issues relating to a diverse group of companies in several different industries.

Executive compensation at Otter Tail Corporation is focused on results. Total direct compensation includes base pay, annual cash incentive and stock-based long-term incentive. The mix of pay is designed to reflect a strong bias towards pay for performance by placing a majority of target compensation at risk. The only element of total direct compensation that is not performance based is base pay. Annual cash incentive and stock-based long-term incentive are performance and metric based. Discretion is exercised only in the individual performance portion of annual cash incentive.

At the 2011 Annual Meeting of Shareholders, Otter Tail Corporation provided shareholders an advisory vote on executive compensation. The shareholders voted to approve, on an advisory basis, the compensation of Otter Tail Corporation’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in Otter Tail Corporation’s Proxy Statement for the 2011 Annual Meeting. The vote was 17,001,537 shares “For” (83.95% of the shares voted), 1,603,663 shares “Against” (7.92% of the shares voted), and 1,646,317 shares “Abstain” (8.13% of the shares voted).

The Compensation Committee has taken into account the result of the shareholder vote in determining executive compensation policies and decisions since the 2011 Annual Meeting of Shareholders. The Compensation Committee viewed the vote as a strong expression of the shareholders’ general satisfaction with Otter Tail Corporation’s current executive compensation programs. While the Compensation Committee considered this shareholder satisfaction in determining to continue executive compensation programs, decisions regarding incremental changes in the compensation programs and individual compensation were made in consideration of Otter Tail Corporation’s performance, current economic conditions, and individual executive performance as described in more detail below.

Consistent with the shareholders’ preference expressed in voting at the 2011 Annual Meeting of Shareholders, the Board of Directors determined that an advisory vote on the compensation of Otter Tail Corporation’s executive officers will be conducted every three years. As discussed elsewhere in this Proxy Statement, a shareholder advisory vote will take place at the 2014 Annual Meeting of Shareholders.

Purpose and Philosophy

The Compensation Committee of the Board of Directors is responsible for developing and recommending to the Board of Directors Otter Tail Corporation’s executive compensation program for the principal executive officers: Edward J. McIntyre, President and Chief Executive Officer; Kevin G. Moug, Chief Financial Officer and Senior Vice President; George A. Koeck, Senior Vice President, General Counsel and Corporate Secretary; Chuck S. MacFarlane, Senior Vice President, Electric Platform; and Shane N. Waslaski, Senior Vice President, Manufacturing & Infrastructure Platform (referred to in this CD&A as the “executive officers”). Each of these executive officers is included in the Summary Compensation Table and the related tables beginning on page 21.

The Compensation Committee has adopted an Executive Compensation Policy which outlines the overall executive compensation philosophy of Otter Tail Corporation and describes the components of executive compensation for the executive officers. In 2011, the Compensation Committee added a recoupment policy to the Executive Compensation Policy which provides that, after an accounting restatement, Otter Tail Corporation will attempt to recoup amounts paid to current and former executive officers under the Annual Cash Incentive Plan or the 1999 Stock Incentive Plan during the prior three years that would not have been paid based on the restated financial statements.

Otter Tail Corporation provides fair and equitable compensation to its executive officers by combining base pay, annual cash incentive, stock-based long-term incentive, retirement plans, and competitive health, dental and other benefits. The Executive Annual Incentive Plan is designed to reward executives for Otter Tail Corporation’s current year financial success and recognize the responsibilities of the executive officers for meeting Otter Tail Corporation’s financial performance goals. Stock-based incentives focus on long-term performance by aligning the executive officers’ long-term financial interests with Otter Tail Corporation’s shareholders’ interest. Pension and retirement plans are provided to encourage long tenure amongst the executive officers. Health, dental, vacation and other benefits are designed to be competitive with companies with whom Otter Tail Corporation competes for executive talent.

Market Conditions and Peer Group

The Compensation Committee periodically retains a compensation consultant to provide market-based compensation data in connection with its consideration of the compensation of the executive officers. In 2012, the Compensation Committee retained Towers to assess the competitiveness of the compensation provided to executive officers of Otter Tail Corporation taking into consideration current market conditions. To appropriately assess market conditions Towers created a peer group of publicly traded utility, manufacturing and distribution companies of comparable size – heavily weighted to electric utilities to reflect the relative size of Otter Tail Corporation’s operating companies, and taking into account other considerations that Towers deemed relevant such as geographic location (the “Peer Group”). The Peer Group is found below:

Company Name	SIC Code (Primary)
ALLETE, Inc.	4931 Electric and other services combined
Avista Corp.	4931 Electric and other services combined
Black Hills Corporation	4911 Electric services
CH Energy Group Inc.	4931 Electric and other services combined
Cleco Corporation	4911 Electric services
Donaldson Company, Inc.	3564 Industrial & commercial fans & air purifying equipment
DPL Inc.	4931 Electric and other services combined
El Paso Electric Co.	4911 Electric services
Empire District Electric Co.	4911 Electric services
Fastenal Company	5200 Retail – Building materials, hardware, garden supply
Graco Inc.	3561 Pumps & pumping equipment
Great Plains Energy, Inc.	4911 Electric services
IDACORP, Inc.	4911 Electric services
MGE Energy Inc.	4900 Electric, gas & sanitary services
Northwestern Corp.	4931 Electric and other services combined
PNM Resources, Inc.	4911 Electric services
Polaris Industries, Inc.	3790 Miscellaneous transportation equipment
Portland General Electric Co	4911 Electric services
Titan Machinery, Inc.	5990 Retail – Retail Stores
UIL Holdings Corporation	4911 Electric services
UNS Energy Corp.	4911 Electric services
Westar Energy, Inc.	4931 Electric and other services combined

Towers used this Peer Group as well as other published survey data to compare the compensation provided to the executive officers in the areas of total remuneration, annual incentive, long-term incentive, retirement benefits, and perquisites. The analysis compared both the structure of compensation and the amount of compensation provided to each of the executive officers. Towers found that the structure of compensation was in line with market practices. Towers also found that the amount of total compensation and that the individual components of compensation provided the executive officers were competitive with market at the 50th percentile, with the exception of retirement benefits for nonparticipants in the pension and supplemental pension plans, which were below the 50th percentile. The Compensation Committee utilized the information provided by Towers as a reference point in determining 2013 compensation for the executive officers. In addition the Compensation Committee considered individual performance, historical compensation and internal equity as well as regional considerations. The Compensation Committee received compensation recommendations from Mr. McIntyre for Mr. Moug, Mr. MacFarlane, Mr. Koeck and Mr. Waslaski. The Compensation Committee may, but is not required, to consider the recommendations. The Compensation Committee does not receive a recommendation for Mr. McIntyre.

Base Pay

Base pay is a traditional element of compensation provided almost universally by corporations. Base pay is set with reference to the market for similar jobs in the utility and general industry sectors as determined by the Peer Group. An individual executive’s base pay also takes into consideration tenure, experience, skillset and individual performance.

Annual Cash Incentive

The Otter Tail Corporation Executive Annual Incentive Plan provides annual cash incentives to the executive officers for achieving annual performance targets for Otter Tail Corporation, the Electric Platform, or Manufacturing & Infrastructure Platform of Otter Tail Corporation depending upon the executive officer’s position and responsibilities. The annual cash incentive is designed to place a significant portion of each executive officer’s annual cash compensation “at risk” depending upon the financial and workplace safety performance of Otter Tail Corporation for that year and the individual performance of the executive officer. The target annual cash incentive for each executive officer is measured as a percentage of base pay. The target for annual cash incentive is set with reference to the market data for similar jobs in the utility and general industry sectors as determined by the Peer Group and published data.

The financial targets for the annual cash incentive are premised upon the executive officers delivering on their financial, safety and individual performance commitments to Otter Tail Corporation as reflected, in part, in the annual budget approved by the Board of Directors. The Compensation Committee set the following financial and safety targets for 2013:

Name	Targets
Edward J. McIntyre	Corporate Earnings Per Share Corporate Return on Equity Safety	$1.52 10.5% 4.5 Case Rate

Kevin G. Moug	Corporate Earnings Per Share Corporate Return on Equity Safety	$1.52 10.5% 4.5 Case Rate

George A. Koeck	Corporate Earnings Per Share Corporate Return on Equity Safety	$1.52 10.5% 4.5 Case Rate

Charles S. MacFarlane	Electric Platform Net Income Electric Platform Return on Equity Electric Platform Safety	$38.6 million 10.0% 2.35 Case Rate

Shane N. Waslaski	Corporate Earnings Per Share Manufacturing/Infrastructure Platform Return on Invested Capital Manufacturing/Infrastructure Platform Safety	$1.52 12% 5.5 Case Rate

The Compensation Committee set threshold performance levels in addition to the target performance levels for the financial measures in order to incent the executive officers to strive for the best possible performance in a difficult year and a maximum performance level to reward exceptional performance.

As noted above, the Annual Incentive Plan includes a non-financial measure for workplace safety. One of Otter Tail Corporation’s five core values is safety. Otter Tail Corporation strives to provide safe work places and requires safe work practices throughout its businesses. The Compensation Committee believes that management’s tone related to workplace safety is critical to achieving Otter Tail Corporation’s goals regarding workplace safety. Safety is measured against the weighted average composite case rate for the industries in which Otter Tail Corporation and its subsidiaries operate. The incentive for safety is paid if the weighted average composite case rate of Otter Tail Corporation and its subsidiaries is less than the weighted average composite case rate for the past three years for the industries in which Otter Tail Corporation and its subsidiaries operate. There is no threshold or maximum performance level for the safety performance measure. Subject to the discretion of the Compensation Committee, the safety incentive is not to be paid in a year where there is a workplace fatality due to a workplace accident.

The financial, workplace safety and individual performance targets for annual cash incentive are divided into components as follows:

1.	Corporate Earnings Per Share. (applies to Mr. McIntyre, Mr. Moug, Mr. Koeck and Mr. Waslaski). Each executive officer receives 40% (35% for Mr. Koeck; 30% for Mr. Waslaski) of the total target payout if Otter Tail Corporation achieves the targeted corporate earnings per share. The award amount is reduced for achievement of the threshold corporate earnings per share and additional increments are paid for performance above the target. For corporate earnings per share the threshold was $1.22, the target was $1.52 and the maximum was $1.75. Otter Tail Corporation exceeded target corporate earnings per share in 2013.

2.	Corporate Return on Equity. (applies to Mr. McIntyre, Mr. Moug and Mr. Koeck). Each executive officer receives 40% (35% for Mr. Koeck) of the total target payout if Otter Tail Corporation achieves the targeted corporate return on equity. The award amount is reduced for achievement of the threshold corporate return on equity and additional increments are paid for performance above the target. For corporate return on equity the threshold was 8.4%, the target was 10.5% and the maximum was 12.10%. Otter Tail Corporation exceeded target corporate return on equity in 2013.

3.	Electric Platform Net Income. Mr. MacFarlane receives 25% of the total target payout if the Electric Platform achieves its targeted net income. The award amount is reduced for achievement of threshold net income and additional increments are paid for performance above the target. For electric platform net income the threshold was $34.1 million, the target was $38.6 million and the maximum was $40.6 million. The Electric Platform exceeded threshold net income in 2013.

4.	Electric Platform Return on Equity. Mr. MacFarlane receives 25% of the total target payout if the Electric Platform achieves its targeted return on equity. The award amount is reduced for achievement of threshold return on equity and additional increments are paid for performance above the target. For electric platform return on equity the threshold was 9.0%, the target was 10.0% and the maximum was 11.0%. The Electric Platform exceeded target return on equity for 2013.

5.	Manufacturing & Infrastructure Platform Return on Invested Capital. Mr. Waslaski receives 30% of the total target payout if the Manufacturing & Infrastructure Platform achieves its targeted Return on Invested Income (ROIC). The award amount is reduced for achievement of threshold ROIC and additional increments are paid for performance above the target. For the Manufacturing & Infrastructure Platform ROIC the threshold was 9.5% of Average Invested Capital, the target was 12%, and the maximum was 17%. The Manufacturing & Infrastructure Platform exceeded target ROIC for 2013.

6.	Safety Incentive. Each executive officer receives 10% of the total target payout if Otter Tail Corporation (Mr. McIntyre, Mr. Moug & Mr. Koeck), the Electric Platform (Mr. MacFarlane) and the Manufacturing & Infrastructure Platform (Mr. Waslaski) achieve their respective targets for workplace safety. The target weighted average composite case rate for Otter Tail Corporation was 4.50, for the Electric Platform 2.35 and for the Manufacturing & Infrastructure Platform 5.50. The performance level for safety was met by all entities in 2013.

7.	Each executive officer receives a percentage of the total target payout based upon individual performance. (Mr. McIntyre, 10%; Mr. Moug, 10%; Mr. Koeck, 20%; Mr. MacFarlane, 40% and Mr. Waslaski, 30%). The actual amount of the award is determined by Mr. McIntyre, who may award up to 200% of the target amount and it is subject to Compensation Committee approval. Mr. McIntyre’s individual performance award is determined solely by the Compensation Committee.

The Compensation Committee has discretion over the treatment of extraordinary gains, write offs or other events in determining the amount of annual cash incentive to be paid. In making its determinations in 2013 the Compensation Committee exercised its discretion by excluding the costs incurred related to the repurchase of a portion of Otter Tail Corporation’s 9% Notes. The repurchase of these Notes will reduce pretax interest expense by approximately $4.3 million per year for the remaining three-year life of the Notes.

Long-Term Incentives

Long-term incentive compensation for executive officers consists of performance share awards and restricted stock awards granted by the Compensation Committee under the Otter Tail Corporation 1999 Stock Incentive Plan.

The performance share awards are designed to tie the long-term incentives for the executive officers to Otter Tail Corporation stock performance and to further align the interests of the executive officers with shareholders. It does so in two ways. First, the number of shares awarded to the executive officers is based upon total shareholder return as compared to the total shareholder return of companies in the Edison Electric Institute Index (“EEI Index”) for the three-year period beginning on the first day of the year in which the grant is awarded. The EEI Index provides total shareholder returns for 49 shareholder owned electric utilities. Second, the value of the shares awarded increases or decreases with value provided to shareholders.

The restricted stock awards are also designed to align the interest of the executive officers with that of shareholders. They do so by rewarding continuity of service of the executive officers since the restricted stock awards vest over a period of four years and unvested restricted stock is forfeited upon voluntary termination. In addition, the value of shares awarded increases or decreases with the value provided to shareholders.

In 2013, the Compensation Committee set targeted long-term incentive with reference to the market data for similar jobs in the utility and general industry sectors as determined by the Peer Group and published data. For performance shares, the number of shares actually awarded to each executive officer was calculated by dividing the targeted value delivered for each executive officer by the per share price of Otter Tail Corporation common stock on April 8, 2013 ($30.93). For restricted stock, the number of shares actually awarded to each executive officer was calculated by dividing the targeted value delivered for each executive officer by the per share price of Otter Tail Corporation common stock on April 8, 2013 ($30.93).

The grants of performance shares were approved by the Compensation Committee on April 8, 2013. Whether the performance shares become payable is based upon the total shareholder return of Otter Tail Corporation as compared to the total shareholder returns of the companies that comprise the EEI Index over a three-year period. For the grant awarded in 2013 the three-year period is from January 1, 2013 through December 31, 2015. The EEI Index is chosen because it is the sector which includes Otter Tail Corporation common shares. For purposes of this calculation, total shareholder return equals stock appreciation plus the value of dividends reinvested. The actual payment of common shares may range from zero to 200% of the target amount and will be paid in 2016. The target amount will be paid if the total shareholder return for Otter Tail Corporation is at the 50th percentile of the total shareholder returns of the companies that comprise the EEI Index over the three-year period. The threshold performance level is set at the 25th percentile and the maximum performance level is set at the 85th percentile. Otter Tail Corporation believes the target is appropriate as it is indicative of performance consistent with the sector over the three-year measurement period. Stronger than sector performance is awarded with additional shares. Weaker than sector performance is penalized with the executive officers receiving fewer or no shares. The performance shares, to the extent they become payable, are paid in common shares of Otter Tail Corporation.

The grants of restricted stock were approved by the Compensation Committee on April 8, 2013. The shares vest at a rate of 25% per year over a four-year period with the first quarter vesting on April 8, 2014, and the remaining quarters on the same date in 2015, 2016 and 2017. Upon the grant date the executive officers are eligible for full dividend and voting rights.

Other Benefits

The executive officers receive health, dental, life, vacation and other traditional benefits identical to or consistent with the non-executive employees of Otter Tail Corporation.

Stock Ownership Guidelines

Otter Tail Corporation has established common stock ownership guidelines to ensure that the executive officers remain focused on long-term shareholder value. The ownership guidelines are as follows: Mr. McIntyre, 5 x base salary; Mr. Moug, 2 x base salary; Mr. MacFarlane, 2 x base salary; Mr. Waslaski, 2 x base salary; and Mr. Koeck, 1 x base salary. Stock options are not considered as shares for purposes of satisfying the ownership guidelines and new officers are given five years to meet the guidelines. All of the executive officers meet guidelines with the exception of Mr. McIntyre and Mr. Waslaski who have held their positions for less than five years.

Retirement Income and Deferred Compensation

Historically, the executive officers of Otter Tail Corporation have provided Otter Tail Corporation with long-term service. Otter Tail Corporation believes that this long-term service by its executive officers has been fundamental to its success. Accordingly, Otter Tail Corporation encourages long-term service by providing executive officers security in retirement through its pension and supplemental retirement plans. The executive officers, except for Mr. McIntyre and Mr. Waslaski, participate in the plans related to retirement income. Retirement benefits for Mr. McIntyre and Mr. Waslaski are described separately below.

Central to providing retirement security and encouraging long-term service by its executive officers are the Otter Tail Corporation Pension Plan (“Pension Plan”) and non-qualified Executive Survivor and Supplemental Retirement Plan (“ESSRP”). Combined, these plans deliver a defined pension benefit that increases with years of service and compensation. A further description of the benefits under the plan is found in the narrative description to the Pension Benefits Table.

Mr. McIntyre and Mr. Waslaski participate in the Executive Restoration Plus Plan (“Restoration Plan”), which was adopted in 2012 for executive officers and certain others who are not eligible to participate in the Pension Plan and the ESSRP. Subject to its annual discretion, Otter Tail Corporation shall contribute a sum equal to 6.5% of annual compensation for the plan year in excess of Internal Revenue Code Section 401(a)(17) compensation limit in effect for that year plus 3% of annual compensation to retirement accounts for Mr. McIntyre and Mr. Waslaski provided they are employed on the last day of the plan year.

The Restoration Plan also permits participants to defer up to 50% of salary in 1% increments and up to 100% of their annual cash incentive compensation in 1% increments. The plan provides that each participant makes his or her own investment decisions on the amounts deferred and on the amounts contributed by Otter Tail Corporation and is solely at risk for investment returns. A participant’s elected deferred sub-account is fully vested at all times. A participant’s employer contributions sub-account shall be vested to the same extent he or she is vested in any employer contributions under the Otter Tail Corporation Retirement Savings Plan provided, however, that a participant will become fully vested in their employer contribution sub-account upon death, becoming disabled, or upon a change in control, provided the date on which the participant becomes fully vested in the employer contributions as a result of any of those events occurs while the participant is actively employed by or associated with Otter Tail Corporation.

The executive officers except for Mr. McIntyre and Mr. Waslaski, who defer under the Restoration Plan, may elect to participate in a non-qualified deferred compensation plan. The plan offers a relatively low cost, competitive benefit consistent with plans offered by other employers. Participation in the plan is limited to the executive officers of Otter Tail Corporation and certain other employees of Otter Tail Corporation and its subsidiaries. Under the plan, participants may defer up to 50% of their base pay and 100% of their annual cash incentive compensation. The amounts deferred are segregated into one or more accounts chosen by the participant and earn a return based upon the performance of the investment option chosen by the participant. One account under the plan has a beginning distribution date coinciding with retirement. Other accounts may have distribution dates determined by the participant. Deferred contributions are made pre-tax. Each participant makes his or her own investment decisions on the amounts deferred and is solely at risk for investment returns. There are no Otter Tail Corporation contributions to the plan for executive officers and Otter Tail Corporation is not at risk for individual investment returns.

Otter Tail Corporation also provides a 401(k) retirement savings plan in which the employees of Otter Tail Corporation, including the executive officers, may participate. The plan permits all employees to set aside a portion of their income into the 401(k) retirement savings plan and Otter Tail Corporation matches 50% of the first 5% set aside by an employee up to the statutory maximum. Employees hired after September 1, 2006, may be awarded an enhanced employer contribution. In 2013, that award was 4%. The participation of the executive officers is on precisely the same terms as other participants in the plan.

Severance Benefits

Otter Tail Corporation has entered into change in control severance agreements with each of the executive officers, which provide financial protection in the event of a change in control that disrupts the executive officer’s career. These agreements are designed to attract and retain high caliber executive officers, recognizing that change in control protections are commonly provided at comparable companies with which Otter Tail Corporation competes for executive talent. In addition, the change in control protections will enhance the impartiality and objectivity of the executive officers in the event of a change in control situation and better ensure that shareholder interests are protected. The protections contained in the change in control agreements provide for a “double trigger,” which means that there must be both a change in control and a termination of employment for the provisions to apply. A more complete description of the change in control agreements is found in the tabular disclosure in this Proxy Statement found at page 28.

Otter Tail Corporation has also entered into executive employment agreements with the executive officers, except for Mr. McIntyre who has chosen not to receive one. These agreements have been entered into by Otter Tail Corporation to clearly define the obligations of Otter Tail Corporation and the benefits to the executive officer upon termination from employment. These agreements are more fully described in the tabular disclosure in this Proxy Statement found at page 28.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1,000,000 paid to certain executive officers. It is the Compensation Committee’s policy to take reasonable steps to preserve this tax deduction.

Report of Compensation Committee

The Compensation Committee of Otter Tail Corporation’s Board of Directors is composed of three independent Directors as defined by the NASDAQ Listing Standards and operates under a written charter adopted by the Board of Directors. The Compensation Committee reviewed and discussed with management the foregoing CD&A. Based upon that review and discussion with management and its independent review of the CD&A, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and in Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC.

James Stake, Chair

Kathryn Johnson

Joyce Nelson Schuette

Executive Compensation

The following tables and accompanying narrative disclosure and footnotes should be read in conjunction with the CD&A, which sets forth the objectives of Otter Tail Corporation’s executive compensation and benefit program.

Summary Compensation Table

The table below contains information about compensation for the last three fiscal years paid to the individuals who served as Chief Executive Officer and Chief Financial Officer and each of the other three most highly compensated executive officers who were serving as executive officers at the end of 2013 (“Named Executive Officers”).

2013 SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Edward J. McIntyre President & CEO[6]	2013 2012 2011	600,000 600,000 180,000	96,000 84,000 —	1,076,700 1,147,461 —	458,296 306,880 —	— — —	95,164 58,040 6,771	2,326,160 2,196,381 186,771
Kevin G. Moug Chief Financial Officer & Sr. Vice President	2013 2012 2011	394,000 370,250 355,750	39,400 35,435 60,000	351,398 352,891 331,632	188,092 119,236 21,720	— 426,899 443,634	7,375 18,260 18,425	980,265 1,322,971 1,231,161
George A. Koeck Sr. Vice President, General Counsel & Corporate Secretary	2013 2012 2011	360,000 333,000 305,750	63,000 68,000 60,000	293,974 285,767 252,238	152,628 97,226 15,600	— 401,089 430,407	8,005 17,345 17,225	877,607 1,202,427 1,081,220
Charles S. MacFarlane Sr. Vice President, Electric Platform President, CEO Otter Tail Power Company	2013 2012 2011	381,000 368,250 360,000	133,350 129,850 157,600	351,398 307,431 222,849	120,472 101,098 108,000	— 283,162 280,916	9,512 10,646 9,151	995,732 1,200,437 1,138,516
Shane N. Waslaski Sr. Vice President, Manufacturing & Infrastructure Platform President, Varistar Corporation	2013 2012 2011	360,000 337,500 330,000	102,600 89,250 82,500	236,550 186,190 99,165	178,216 89,588 —	— — —	52,190 83,973 27,025	929,556 786,501 538,690

(1)	In each year bonuses paid to each of the executive officers were based in part upon the achievement of individual goals established at the beginning of the year, undertaking additional work outside of the scope of their normal responsibilities and individual performance as determined by Chief Executive Officer and the Compensation Committee, for each executive officer except for Mr. McIntyre, whose bonus was determined by the Compensation Committee using the same criteria.

(2)

The amounts shown represent the aggregate grant-date fair values of performance award grants (2013 — $37.51/share, 2012 — $21.75/share, 2011 — $23.61/share) and restricted stock grants (2013 — $31.03/share, 2012 — $21.32/share, 2011 — $22.51/share) and, for Mr. Waslaski, restricted stock units (2011 — $18.03/share), as determined in accordance with FASB ASC Topic 718 and using the same assumptions as are described at Note 7 to the consolidated financial statements in the Annual Report on Form 10-K of Otter Tail Corporation for 2013. The estimated maximum payout value of the performance awards based on the per share grant-date fair value of the awards are as follows: Mr. McIntyre (2013 — $1,687,950, 2012 — $1,770,450); Mr. Moug (2013 — $547,646, 2012 — $543,750, 2011 — $514,698);

Mr. MacFarlane (2013 — $547,646, 2012 — $474,150); Mr. Koeck (2013 — $457,622, 2012 — $439,350, 2011 — $391,926); and Mr. Waslaski (2013 — $367,598, 2012 — $287,100). Because the amounts shown primarily reflect the value ascribed to performance shares, which are awarded only if Otter Tail Corporation meets certain share price benchmarks over a three-year period as compared to peers and described in the CD&A, the amount may not represent the value actually received by the executive officers. See CD&A for a more detailed description.

(3)	Non-Equity Incentive Plan Compensation represents awards earned during 2013, 2012 and 2011 for achieving financial and safety goals under the Executive Annual Incentive Plan. See the CD&A for a more detailed description.

(4)	This column represents the change in pension value and was determined using the same assumptions as are described at Note 12 to the consolidated financial statements in the Annual Report on Form 10-K of Otter Tail Corporation for each of 2013, 2012 and 2011. In 2013 the change in pension values were: for Mr. Moug ($162,453); Mr. Koeck ($36,052); and for Mr. MacFarlane ($135,330).

(5)	Amounts reflected in All Other Compensation for 2013 consist of (i) amounts contributed by Otter Tail Corporation under the Otter Tail Corporation 401(k) retirement savings plan for 2013 as follows: Mr. McIntyre, $16,575; Mr. Moug, $6,375; Mr. Koeck, $6,375; Mr. MacFarlane, $6,375; and Mr. Waslaski, $16,575; (ii) the amount of Otter Tail Corporation’s contribution under the Employee Stock Ownership Plan for 2013 which was invested in common shares for the account of Mr. MacFarlane, $2,837; (iii) health savings account contributions as follows: Mr. McIntyre, $1,030; Mr. Moug, $1,000; Mr. Koeck, $1,630; Mr. MacFarlane, $300; and Mr. Waslaski, $1,000; and (iv) amounts contributed to the Executive Restoration Plus Plan as follows: Mr. McIntyre, $77,559; Mr. Waslaski, $34,615.

(6)	Mr. McIntyre was appointed Interim President and Chief Executive Officer on September 8, 2011, and was appointed President and Chief Executive Officer on January 3, 2012.

Grants of Plan-Based Awards

The following table summarizes the 2013 grants of equity and non-equity awards to the Named Executive Officers.

2013 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: No. of Shares of Stock or Units (#)[4]	Grant-Date Fair Value of Stock and Option Awards ($)[5]
Name	Grant Date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward J. McIntyre	8-Apr-13	120,000	480,000	960,000	11,250	22,500	45,000	7,500	1,076,700
Kevin G. Moug	8-Apr-13	49,250	197,000	394,000	3,650	7,300	14,600	2,500	351,398
George A. Koeck	8-Apr-13	45,000	180,000	360,000	3,050	6,100	12,200	2,100	293,974
Charles S. MacFarlane	8-Apr-13	47,625	190,500	381,000	3,650	7,300	14,600	2,500	351,398
Shane N. Waslaski	8-Apr-13	45,000	180,000	360,000	2,450	4,900	9,800	1,700	236,550

(1)	The grant date of all awards is the date of the Board of Directors action in which such award is approved.

(2)

Represents awards granted to Mr. McIntyre, Mr. Moug and Mr. Koeck under the Executive Annual Incentive Plan and described in the CD&A. The awards are contingent upon Otter Tail Corporation reaching performance targets in four categories of performance: corporate earnings per share, return on equity, safety, and individual performance. Each executive is entitled to receive an award in an amount of 50% to 200% of the target for each financial category based upon the performance of Otter Tail Corporation in the category, provided Otter Tail Corporation meets at least the threshold performance level. Each executive is entitled to receive an award in an amount of 0% to 200% of the target for individual performance awarded at the discretion of the Compensation Committee for Mr. McIntyre and at the discretion of Mr. McIntyre and the Compensation Committee for Mr. Moug and Mr. Koeck. The workplace safety measure is paid at 100% if the target is met. This plan and targets are more fully described in the CD&A. The amount actually paid in 2013 is reported in part under “Non-Equity Incentive Plan Compensation” and in part under “Bonus” in the Summary Compensation Table.

Represents an incentive award granted to Mr. MacFarlane as determined on a basis consistent with the Executive Annual Incentive Plan and described in the CD&A. Awards are contingent upon Otter Tail Power Company reaching performance targets in three categories of performance: net income, return on equity and safety, and individual performance. Mr. MacFarlane is entitled to receive an award in an amount of 50% to 200% of the target for each financial category based upon the performance of Otter Tail Power Company, provided Otter Tail Power Company meets at least the threshold performance level. The workplace safety measure is paid at 100% if the target is met. Mr. MacFarlane is entitled to receive an award in an amount of 0% to 200% of target for individual performance awarded at the discretion of Mr. McIntyre and the Compensation Committee. The amount actually paid in 2013 is reported in part under “Non-Equity Incentive Plan Compensation” and in part under “Bonus” in the Summary Compensation Table.

Represents an incentive award granted to Mr. Waslaski as determined on a basis consistent with the Executive Annual Incentive Plan and described in the CD&A. The awards are contingent upon the Manufacturing and Infrastructure Platform reaching performance targets in two categories of performance: return on invested capital and safety; Otter Tail Corporation’s reaching a performance target for earnings per share; and individual performance. Mr. Waslaski is entitled to receive an award of 50% to 200% of the target for each financial category based upon the performance of the appropriate entity provided the threshold is met. The workplace safety measure is paid at 100% provided the target is met. Mr. Waslaski is entitled to receive an award in an amount of 0% to 200% of target for individual performance awarded at the discretion of Mr. McIntyre and the Compensation Committee. The amount actually paid in 2013 is reported in part under “Non-Equity Incentive Plan Compensation” and in part under “Bonus” in the Summary Compensation Table.

(3)	Represents grants of performance shares to each of Mr. McIntyre, Mr. Moug, Mr. Koeck, Mr. MacFarlane and Mr. Waslaski that vest dependent upon the three-year total shareholder return as compared to the total shareholder returns for the companies comprising the EEI Index. The awards of performance shares are more fully described in the CD&A.

(4)	Represents restricted stock grants to Mr. McIntyre, Mr. Moug, Mr. Koeck, Mr. MacFarlane and Mr. Waslaski that vest ratably on April 8, 2014, April 8, 2015, April 8, 2016 and April 8, 2017 provided they are employed by Otter Tail Corporation on those dates. The executive officers have voting and dividend rights in the restricted shares.

(5)	The amounts shown represent the aggregate grant-date fair value of the stock awards as determined in accordance with FASB ASC Topic 718. Because the amounts indicated include the value ascribed to performance shares, which are awarded only if Otter Tail Corporation meets certain share price benchmarks as compared to peers and described in the CD&A, the amount may not reflect the value actually provided to the executive officers. See the CD&A for a more detailed description.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the total outstanding equity awards as of December 31, 2013 for the Named Executive Officers.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]
Edward J. McIntyre						19,000	556,130
								81,400	2,382,578
								45,000	1,317,150
Kevin G. Moug						7,850	229,770
								25,000	731,750
								14,600	427,342
George A. Koeck						6,325	185,133
								20,200	591,254
								12,200	357,094
Charles S. MacFarlane	3,000			26.50	12-Apr-14	12,300	360,021
	3,000			24.93	11-Apr-15			21,800	638,086
								14,600	427,342
Shane N. Waslaski[4]						11,700	342,459
								13,200	386,364
								9,800	286,846

(1)	The unvested shares of restricted stock for Mr. McIntyre, Mr. Moug, Mr. Koeck, Mr. MacFarlane and Mr. Waslaski vest ratably on April 8, 2014, April 8, 2015, April 8, 2016 and April 8, 2017. Mr. McIntyre’s restricted stock includes restricted stock awarded as a Director and was shown in the Director Compensation Table in the year awarded.

(2)	The unvested performance shares for Mr. McIntyre, Mr. Moug, Mr. Koeck, Mr. MacFarlane and Mr. Waslaski are reported at maximum as determined by SEC rules. The actual number of shares paid, which may range from zero to maximum, shall be determined by the Compensation Committee after it determines whether the performance goals have been met at the conclusion of 2014 and 2015. This typically occurs in February of each year.

(3)	The restricted stock units of Mr. Waslaski vest on April 8, 2014 and April 8, 2015.

Option Exercises and Stock Vested in Last Fiscal Year

The following table provides information on option exercises and stock vested in 2013 related to the Named Executive Officers and the resulting value realized.

2013 OPTION EXERCISES & STOCK VESTED

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Edward J. McIntyre	5,500	170,668
Kevin G. Moug	3,750	116,364
George A. Koeck	2,925	90,764
Charles S. MacFarlane	9,675	300,220
Shane N. Waslaski	2,500	77,576

(1)	The value realized on the vesting of stock awards is the fair market value of Otter Tail Corporation’s common shares at the time of vesting. The fair market value as used in this table is the average of the high and low price of Otter Tail Corporation’s common shares on the date of exercise or vesting.

Mr. McIntyre’s restricted stock was awarded both as an executive and as a Director and was shown in the Director Compensation Table in the year awarded.

Pension, ESSRP, and Restoration Plus Plans

The Pension Plan is a tax-qualified defined benefit pension plan. Employees of Otter Tail Corporation and non-union employees of Otter Tail Power Company hired prior to September 1, 2006, and union employees of Otter Tail Power Company hired prior to November 1, 2013 (January 1, 2009 for Coyote Station employees) are eligible to participate in the Pension Plan. Benefits for Mr. Moug and Mr. Koeck are determined by multiplying 37% of final average earnings (as defined in the Plan) by a fraction the numerator of which is the number of years of benefit accrual service up to 30 years and the denominator of which is 30. For these executive officers, final average earnings is determined using the 42 consecutive months out of the last 10 consecutive years prior to the participant’s retirement which produces the highest average salary. In addition, for each year of benefit accrued service earned in excess of 30 years, the executive’s benefit shall increase by 1% up to a maximum of 110% of the benefit. For Mr. MacFarlane, the benefit is determined by multiplying 38% of his final average earnings by a fraction the numerator of which is the number of years of benefit accrual service up to 30 years and the denominator of which is 30. Final average earnings for Mr. MacFarlane is determined by using the 30 consecutive months out of the last 10 years prior to the participant’s retirement that produces the highest average salary. A full pension benefit is paid if the executive officer retires after he or she reaches age 62. If the executive officer commences payment prior to age 62, there is a reduction in pension benefit on a scale beginning at 5% at age 61 and ending at 39% at age 55, the earliest age at which the pension benefit may be received. The Plan does not provide for a lump sum distribution.

The Plan does not contemplate, nor have there been granted, additional years of credited service.

Mr. McIntyre and Mr. Waslaski are not eligible to participate in the Pension Plan.

Mr. Moug, Mr. MacFarlane and Mr. Koeck participate in the ESSRP. Participation in the ESSRP is determined by the Board of Directors. Mr. Koeck will receive retirement benefits under the ESSRP equal to the greater of the following:

(1)

A benefit equal to 70% of the participant’s final average earnings (as defined in the ESSRP) offset by the participant’s social security benefit and the amount of the participant’s benefit from Otter Tail Corporation’s tax-qualified defined benefit Pension Plan; provided the amount of this benefit will not increase after December 31, 2010. The benefit amount accrues over a 15-year period. If this benefit is applicable, it will be paid for 15 years to the participant or the participant’s beneficiary, or for such longer period of time as the participant lives. Final average earnings under the ESSRP is the average of the participant’s total cash payments (base pay and bonus) paid to the participant during the highest consecutive 42 months in the 10 years prior to the date as of which final average earnings is determined.

(2)	The benefit calculated under Otter Tail Corporation’s tax-qualified defined benefit Pension Plan, modified to include the participant’s bonus in the computation of covered compensation and to exclude any statutory compensation and benefits limit, and offset by the participant’s benefit from the tax-qualified defined benefit Pension Plan. If this benefit is applicable, it will be paid in the same form as the participant’s tax-qualified defined benefit Pension Plan benefit.

Mr. Moug and Mr. MacFarlane will receive retirement benefits under the ESSRP equal to the greater of the following:

(1)	A benefit equal to 65% of the participant’s final average earnings (as defined in the ESSRP) offset by the participant’s social security benefit and the amount of the participant’s benefit from Otter Tail Corporation’s tax-qualified defined benefit Pension Plan; provided that the amount of this benefit will not increase after December 31, 2010. The benefit amount accrues over a 15-year period. If this benefit is applicable, it will be paid for 15 years to the participant or the participant’s beneficiary, or for such longer period of time as the participant lives. Final average earnings for Mr. Moug is defined in the same manner as for Mr. Koeck. Final average earnings for Mr. MacFarlane is defined as the average of the total cash payments (base pay and bonus) paid to the participant during the highest consecutive 30 months in the 10 years prior to the date as of which final average earnings is determined.

(2)	The benefit calculated under Otter Tail Corporation’s tax-qualified defined benefit Pension Plan, modified to include the participant’s bonus in the computation of covered compensation and to exclude any statutory compensation and benefit limits, and offset by the participant’s benefit from the tax-qualified defined Pension Plan. If this benefit is applicable, it will be paid in the same form as the participant’s tax-qualified defined benefit Pension Plan benefit.

The executive officers are all vested in their benefits under the ESSRP. Mr. Moug and Mr. Koeck were granted an additional 5 and 3.6 years of service, respectively, under the ESSRP as of January 1, 2005. These increases were designed to more equitably apply the reduction in benefits caused by the January 1, 2005 Amendment to the ESSRP. The ESSRP does not provide for a lump sum distribution.

If an executive officer under the ESSRP dies while employed by Otter Tail Corporation, Otter Tail Corporation will pay the participant’s beneficiary an amount equal to four times the participant’s annual salary and bonus at the time of death. If an executive officer under the ESSRP dies after retirement or dies after termination for other reasons with a vested benefit, Otter Tail Corporation will pay the participant’s beneficiary a lesser amount, depending upon the executive officer’s age at death and his or her vested percentage.

If an executive officer retires prior to age 62 or terminates employment prior to retirement, with a vested benefit in the ESSRP, the executive officer will receive a reduced benefit amount. If a participant dies while still employed, his or her beneficiary will receive the actuarial equivalent of the participant’s benefit in 15 annual installments. Upon a change in control (as defined in the ESSRP), or in the event of the death of the executive officer while actively employed by Otter Tail Corporation, the executive officer becomes 100% vested in his or her accrued benefit. In the event of disability, years of credited service and years of participation continue to accrue under the ESSRP until such time as payments under Otter Tail Corporation’s long-term disability plan end. The Board of Directors has the right to amend, suspend or terminate the ESSRP, but no such action can reduce the benefits already accrued.

Mr. McIntyre and Mr. Waslaski participate in the Executive Restoration Plus Plan which is a nonqualified defined contribution plan. The plan permits a participant to defer up to 50% of salary in 1% increments and up to 100% of annual cash incentive compensation in 1% increments. In addition, subject to its annual discretion, Otter Tail Corporation shall contribute a sum equal to 6.5% of the annual compensation for the plan year in excess of

Internal Revenue Code Section 401(a)(17) compensation limit in effect for that plan year plus 3% of annual compensation to the deferral and retirement accounts for Mr. McIntyre and Mr. Waslaski, provided they are employed on the last day of the plan year. The plan provides that each participant makes his or her own investment decisions on the amounts deferred and on the amounts contributed by Otter Tail Corporation and is solely at risk for investment returns. A participant’s elected deferred sub-account shall be fully vested at all times. A participant’s employer contributions sub-account shall be vested to the same extent he or she is vested in any employer contributions under the Otter Tail Corporation Retirement Savings Plan, provided, however, that a participant shall become fully vested in their employer contribution sub-account upon death, becoming disabled, or upon a change in control, provided the date on which the participant becomes fully vested in the employer contributions as a result of any of those events occurs while the participant is actively employed by or associated with Otter Tail Corporation.

If a participant separates from service or becomes disabled, the vested portion of the participant’s account shall be paid in a lump sum. If a participant dies while still employed, the participant’s vested account shall be paid to the participant’s beneficiary in a lump sum payment. The Board of Directors has the right to amend, suspend, or terminate the Executive Restoration Plus Plan, but no such action can reduce the benefits already accrued.

The following table summarizes the number of years of credited service and present accumulated value of the pension benefits for Mr. Moug, Mr. Koeck and Mr. MacFarlane under the Otter Tail Corporation Pension Plan and ESSRP. Payments made for Mr. McIntyre and Mr. Waslaski under the Executive Restoration Plus Plan are found on the Non-Qualified Deferred Compensation Table and in the Summary Compensation Table.

2013 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
Edward J. McIntyre	Pension Plan ESSRP	— —	— —	— —
Kevin G. Moug[2]	Pension Plan ESSRP	12.00 14.00	416,000 2,052,609	— —
George A. Koeck[3]	Pension Plan ESSRP	14.33 14.60	694,000 2,333,134	— —
Charles S. MacFarlane	Pension Plan ESSRP	12.08 9.00	313,000 1,013,694	— —
Shane N. Waslaski	Pension Plan ESSRP	— —	— —	— —

(1)	The present value of the accumulated benefit for the Pension Plan and ESSRP is calculated in accordance with FASB ASC Topic 715. See Note 12 to the consolidated financial statements in the 2013 Annual Report on Form 10-K of Otter Tail Corporation for the policy and assumptions made in the valuation of this accumulated benefit.

(2)	Includes 5 years of additional credited service which results in an additional accumulated benefit at present value of $906,640.

(3)	Includes 3.6 years of additional credited service which results in an additional accumulated benefit at present value of $557,359.

Non-Qualified Deferred Compensation

The following table presents information on non-qualified deferred compensation for the Named Executive Officers.

NON-QUALIFIED DEFERRED COMPENSATION1

Name	Executive Contributions in Last FY ($)[2]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals / Distributions ($)	Registrant Contributions to Executive Restoration in Last FY3	Aggregate Balance at Last FYE ($)[4]
Edward J. McIntyre	120,000	—	17,711	—	77,559	256,020
Kevin G. Moug	11,820	—	8,467	—	—	272,993
George A. Koeck	—	—	—	—	—	—
Charles S. MacFarlane	65,122	—	176,988	—	—	989,793
Shane N. Waslaski	3,600	—	14,835	—	34,615	112,687

(1)	The terms of Otter Tail Corporation’s Non-Qualified Deferred Compensation Plan are described in the CD&A.

(2)	The amounts reported in the Executive Contributions column are also reported as compensation to the Named Executive Officers in the Summary Compensation Table while the amounts in the Aggregate Earnings column are not.

(3)	The terms of Otter Tail Corporation’s Executive Restoration Plus Plan are described in the Pension, ESSRP and Restoration Plus Plans section. The amounts reported in this column are also reported in the Summary Compensation Table.

(4)	The amounts related to Executive Contributions reported in this column were previously reported in Summary Compensation Tables of Otter Tail Corporation, while the amounts related to Aggregate Earnings were not.

Potential Termination Payments Upon a Change in Control

Otter Tail Corporation has entered into change in control severance agreements (the “Severance Agreements”) with the Named Executive Officers. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, Otter Tail Corporation terminates the executive officer’s employment without Cause or the executive officer terminates his or her employment for Good Reason. Such payments and benefits include: (i) severance pay equal to two times the sum of the executive officer’s salary (at the highest annual rate in effect during the two years prior to the termination) and average annual incentive compensation (for the two years prior to the termination); (ii) two years of continued life, health and disability insurance; (iii) the payment of legal fees and expenses relating to the termination; and (iv) the termination of any noncompetition arrangement between Otter Tail Corporation and the executive officer. Under the Severance Agreements, “Cause” is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to Otter Tail Corporation; “Good Reason” is defined to include a material change in the employee’s responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and “Change in Control” is defined to include a change in control of the type required to be disclosed under SEC proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of Otter Tail Corporation, a proxy fight or contested election that results in Continuing Directors (as defined in the Agreements) not constituting a majority of Otter Tail Corporation’s Board of Directors, or another event the majority of the Continuing Directors determines to be a Change in Control.

Potential Termination Payments due Outside a Change in Control

Otter Tail Corporation has entered into employment agreements (the “Employment Agreements”) with the Named Executive Officers except for Mr. McIntyre. The Employment Agreements provide that if Otter Tail Corporation terminates the employment of one of the executive officers for Cause or if one of the executive officers terminates the employment relationship without Good Reason (as defined in the Employment Agreements) that the executive officer shall receive base pay and benefits through the date of termination. Alternatively, if Otter Tail Corporation terminates the employment of one of the executive officers for any other reason, or if one of the executive officers terminates the employment relationship for Good Reason, Otter Tail Corporation shall pay a severance payment equal to 1.5 times the sum of the executive officer’s base pay plus his or her most recent annual cash incentive payment in full satisfaction of Otter Tail Corporation’s obligations to the executive officer.

The following table presents information regarding potential payments pursuant to the agreements described above and the 1999 Stock Incentive Plan for each of the executive officers named below assuming the event took place on December 31, 2013.

SUMMARY OF TERMINATION PROVISIONS1

	No Change in Control			Change in Control
Name	For Cause ($)	Death/Disability ($)	Without Cause ($)	($)
Edward J. McIntyre[2]	—	2,339,405	2,375,817	4,021,435
Kevin G. Moug[3]	—	736,141	1,407,470	2,052,391
George A. Koeck[4]	—	603,694	1,392,294	1,657,489
Charles S. MacFarlane[5]	—	678,332	1,439,952	2,654,246
Shane N. Waslaski[6]	—	430,269	1,130,695	1,607,586

(1)	For purposes of these calculations, the price per share is the closing price of Otter Tail Corporation’s common shares on December 31, 2013.

(2)	For Mr. McIntyre, Death/Disability consists of performance shares vesting at target in the amount of $1,849,864 and restricted stock vesting in the amount of $489,541; Without Cause consists of pro rata portion of performance shares vesting at the performance level in the amount of $1,886,276 and restricted stock vesting in the amount of $489,541; Upon a Change in Control consists of performance shares vesting at target in the amount of $1,849,864, severance in the amount of $1,590,880, restricted stock vesting in the amount of $556,130 and health benefits in the amount of $24,561.

(3)	For Mr. Moug, Death/Disability consists of performance shares vesting at target in the amount of $579,546 and restricted stock vesting in the amount of $156,595; Without Cause consists of pro rata portion of performance shares vesting at the performance level in the amount of $584,463 and severance in the amount of $823,007; Upon a Change in Control consists of performance shares vesting at target in the amount of $579,546, severance in the amount of $1,024,391, restricted stock vesting in the amount of $229,770, three additional years of credited service under the ESSRP in the amount of $181,328; and a health benefit in the amount of $37,356.

(4)	For Mr. Koeck, Death/Disability consists of performance shares vesting at target in the amount of $474,174 and restricted stock vesting in the amount of $129,520; Without Cause consists of pro rata portion of performance shares vesting at the performance level in the amount of $474,935, restricted stock vesting in the amount of $129,520 and severance in the amount of $787,839; Upon a Change in Control consists of performance shares vesting at target in the amount of $474,174, severance in the amount of $960,826, restricted stock vesting in the amount of $185,133 and a health benefit in the amount of $37,356.

(5)	For Mr. MacFarlane, Death/Disability consists of performance shares vesting at target in the amount of $532,714 and restricted stock vesting in the amount of $145,618; Without Cause consists of pro rata portion of performance shares vesting at the performance level in the amount of $522,030 and severance in the amount of $917,922; Upon a Change in Control consists of performance shares vesting at target in the amount of $532,714, severance in the amount of $1,258,548, restricted stock vesting in the amount of $360,021, three additional years of credited service under the ESSRP in the amount of $461,419 and a health benefit in the amount of $41,544.

(6)	For Mr. Waslaski, Death/Disability consists of performance shares vesting at target in the amount of $336,605 and restricted stock vesting in the amount of $93,664; Without Cause consists of pro rata portion of performance shares vesting at the performance level in the amount of $322,438 and severance in the amount of $808,257; Upon a Change in Control consists of performance shares vesting at target in the amount of $336,605, severance in the amount of $981,338, restricted stock vesting in the amount of $254,649 and a health benefit in the amount of $34,994.

Compensation Policies and Risk

Otter Tail Corporation believes that its compensation policies and practices for its employees are such that they are not likely to create risk that would have a material adverse effect on Otter Tail Corporation. As described in this Proxy Statement, the executive officers of Otter Tail Corporation are paid two forms of incentive compensation. Short-term incentives are measured against earnings per share, platform net income, platform return on equity, return on invested capital, workplace safety and individual performance. These financial and safety measures are transparent, subject to review and the recoupment policy and can be verified by audit. Only a portion of short-term incentive, individual performance, is discretionary. Otter Tail Corporation’s long-term incentives are based upon stock performance and again, are transparent and subject to review and the recoupment policy. In short, Otter Tail Corporation believes there is little room for manipulation and a relatively low level of risk. To the extent that incentive compensation is utilized for other employees at Otter Tail Corporation, consistent practices are followed. Otter Tail Corporation’s disclosure in this Proxy Statement was considered and discussed first by the executive team, including its Vice President of Human Resources and then by the Compensation Committee and the Board of Directors.

Advisory Vote on Executive Compensation

As required pursuant to Section 14A of the Exchange Act, Otter Tail Corporation is providing its shareholders with a non-binding advisory vote on the compensation of the Named Executive Officers as described in the CD&A and the accompanying tables contained in this Proxy Statement. Otter Tail Corporation asks that you support the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors or Otter Tail Corporation. However, the Board of Directors will review the results of your voting and take those results into consideration when making future decisions regarding executive compensation. We currently conduct advisory votes on executive compensation every three years and expect to conduct the next advisory vote at our 2017 Annual Meeting of Shareholders.

As has been described in this Proxy Statement, executive compensation at Otter Tail Corporation is heavily weighted towards pay for performance and focused on driving strong financial performance. Both short-term and long-term incentives have significant performance components attached to them. The Compensation Committee has established targets that permit payment of short-term and long-term incentives only when Otter Tail Corporation’s financial and safety metrics are met. Long-term incentives are tied to Otter Tail Corporation stock performing well in the market. Historically, in years when Otter Tail Corporation has not met its financial and safety targets the Named Executive Officers have not received short-term incentives. Similarly, when Otter Tail Corporation’s stock has not performed well, long-term incentives have not been paid. It is only when Otter Tail Corporation is operating safely, and performing well financially and in the market that short-term and long-term incentives are paid.

Otter Tail Corporation believes it has designed compensation programs that are appropriate to attract and retain talented and dedicated key executives who are focused on Otter Tail Corporation’s performance.

Otter Tail Corporation also believes that the information provided above and in this Proxy Statement demonstrates that its executive compensation programs are appropriate to ensure that the interests of the Named

Executive Officers are aligned with the long-term interests of Otter Tail Corporation’s shareholders. Accordingly, Otter Tail Corporation is asking its shareholders to vote FOR the following resolution at the Annual Meeting:

“To approve, on an advisory basis, the compensation of Otter Tail Corporation’s Named Executive Officers as described in the Compensation Discussion and Analysis section of the Proxy Statement for the 2014 Annual Meeting of Shareholders, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in such Proxy Statement.”

The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of Otter Tail Corporation’s Named Executive Officers. Adoption of this resolution will require the affirmative vote of the majority of the common shares present in person or by proxy and entitled to vote at the Annual Meeting.

Proposal to Adopt the Otter Tail Corporation 2014

Stock Incentive Plan

On February 6, 2014, the Board of Directors adopted, subject to shareholder approval, the Otter Tail Corporation 2014 Stock Incentive Plan (the “2014 Incentive Plan”). The purpose of the 2014 Incentive Plan is to promote the interests of Otter Tail Corporation and our shareholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors capable of assuring the future success of Otter Tail Corporation and motivating such persons to put forth maximum efforts for the success of our business. The 2014 Incentive Plan will allow us to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in Otter Tail Corporation, thereby aligning their interests with our shareholders.

We have previously awarded stock options, restricted stock and performance share awards to employees, officers and non-employee directors under the 1999 Stock Incentive Plan. The 1999 Stock Incentive Plan expired by its terms on December 13, 2013 and no more awards may be granted thereunder. At December 31, 2013, we had approximately 806,599 shares that had not yet been used for awards under the 1999 Stock Incentive Plan.

The Board believes that the continuation of stock-based compensation programs is essential in attracting, retaining and motivating highly qualified officers, employees and non-employee directors to enhance our success. The 2014 Incentive Plan will allow for the continued use of stock-based compensation. The flexibility of the 2014 Incentive Plan will allow future awards to be based on then-current objectives for aligning compensation with shareholder value.

The following is a summary of the material terms of the 2014 Incentive Plan and is qualified in its entirety by reference to the 2014 Incentive Plan. A copy of the 2014 Incentive Plan is attached as the Appendix to this Proxy Statement.

Administration

The Compensation Committee will administer the 2014 Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, including conditions for forfeiture, recoupment, or disgorgement of awards, consistent with the provisions of the 2014 Incentive Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2014 Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the 2014 Incentive Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the 2014 Incentive Plan and establish rules and regulations for the administration of the 2014 Incentive Plan.

The Compensation Committee may delegate its powers under the 2014 Incentive Plan to one or more directors or officers, except that the Compensation Committee may not delegate its powers to grant awards to executive officers or directors who are subject to the Exchange Act, or in a way that would violate Section 162(m) of the Internal Revenue Code. The Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate the requirements of Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code.

Eligible Participants

Any employee, officer, consultant, independent contractor, advisor or non-employee director providing services to us or any of our affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the 2014 Incentive Plan. As of February 14, 2014, approximately 2,550 employees, officers, consultants, independent contractors, advisors and directors were eligible as a class to be selected by the Compensation Committee to receive awards under the 2014 Incentive Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2014 Incentive Plan will be 1,900,000. Certain awards under the 2014 Incentive Plan are subject to limitations as follows:

•

No person may be granted in any calendar year stock options, stock appreciation rights or any other awards the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 500,000 shares in the aggregate in any calendar year.

•

The maximum amount payable to any person that may be a “covered person” within the meaning of Section 162(m) (“covered person”) pursuant to all performance awards which are intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) in the aggregate in any calendar year shall be $5,000,000 in value, whether payable in cash, shares or other property.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2014 Incentive Plan.

Types of Awards and Terms and Conditions

The 2014 Incentive Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	performance awards of cash, stock or property;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2014 Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of such option except to satisfy legal requirements of foreign jurisdictions or if the option is in substitution for an option previously granted by an entity acquired by us. The grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such SAR. Determinations of fair market value under the 2014 Incentive Plan will be made in accordance with methods and procedures established by the Compensation Committee. The term of awards will not be longer than ten years from the date of grant. Awards will be adjusted by the Compensation Committee in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2014 Incentive Plan.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The Compensation Committee may permit accelerated vesting in certain events, including the participant’s death, disability, termination or retirement, or a change in control of Otter Tail Corporation. If the participant’s employment or service as a director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not grant dividend equivalents in connection with grants of options, SARs, or unvested performance awards.

Performance Awards. The Compensation Committee may grant performance awards under the 2014 Incentive Plan. A performance award may be denominated or payable in cash, stock (including restricted stock and restricted stock units), other securities, other awards or other property, and confers on the holder the right to receive payments, in whole or in part, upon the achievement of one or more performance goals during a performance period as established by the Compensation Committee. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Compensation Committee. Performance awards that are granted to participants who may be covered persons and that are intended to be qualified performance-based compensation, to the extent required by Section 162(m) of the Internal Revenue

Code, must be conditioned solely on the achievement of one or more objective performance goals established by the Compensation Committee within the time prescribed by Section 162(m) of the Internal Revenue Code and must otherwise comply with the requirements of Section 162(m) of the Internal Revenue Code.

Performance goals for performance awards that are granted to participants who may be covered persons and that are intended to be qualified performance-based compensation must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit, line of business or product basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), ratios, including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, productivity or risk), returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, market capitalization, economic value added, cash generation, cash flow (including operating cash flow, free cash flow and cash flow return on equity), unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect whole corporate entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. To the extent consistent with Section 162(m) of the Internal Revenue Code, the Compensation Committee may, when it establishes performance criteria, also provide for the adjustment for charges related to an event or occurrence which the Compensation Committee determines is appropriate for adjustment, including, but not limited to, asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Stock Awards. The Compensation Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2014 Incentive Plan.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2014 Incentive Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2014 Incentive Plan. For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2014 Incentive Plan. If an option is not exercised, the number of shares counted against the 2014 Incentive Plan will be the gross amount of shares subject to the option. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2014 Incentive Plan.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the shares previously set aside for such award will be available for future awards under the 2014 Incentive Plan. If shares of restricted stock awarded under the 2014 Incentive Plan are forfeited or otherwise reacquired by us prior to vesting, those shares will again be available for awards under the 2014 Incentive Plan. Shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award will not be available again for granting awards under the 2014 Incentive Plan.

Duration, Termination and Amendment

Unless discontinued or terminated by the Board, the 2014 Incentive Plan will expire at midnight on December 31, 2023. Awards may be granted under the 2014 Incentive Plan until the earlier to occur of termination of the Plan or the date on which all shares available for awards under the 2014 Incentive Plan have been purchased or acquired; provided, however, that incentive stock options may not be granted following the 10-year anniversary of the Board’s adoption of the 2014 Incentive Plan.

The Board may amend, alter, suspend, discontinue or terminate the 2014 Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2014 Incentive Plan that would (1) increase the number of shares of our common stock available under the 2014 Incentive Plan, (2) increase the award limits under the 2014 Incentive Plan, (3) permit repricing of options or SARs, (4) permit awards of options or SARs at a price less than fair market value, or (5) cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2014 Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the Securities and Exchange Commission, the NASDAQ Stock Market LLC or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation for cash or a replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2014 Incentive Plan.

Transferability of Awards

Except as otherwise provided by the terms of the 2014 Incentive Plan, awards (other than stock awards) under the 2014 Incentive Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards (other than stock awards) be transferred for value.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs. If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2014 Incentive Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2014 Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2014 Incentive Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the 2014 Incentive Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

Section 409A of the Internal Revenue Code. The Compensation Committee will administer and interpret the 2014 Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2014 Incentive Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2014 Incentive Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2014 Incentive Plan that were subject to shareholder approval. In addition, the Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2014 Incentive Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2014 Incentive Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the NASDAQ Global Select Market on February 14, 2014 was $30.62.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2013 about Otter Tail Corporation common stock that may be issued under all of its equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
1999 Stock Incentive Plan	413,842(1)	$2.15	806,599(2)
1999 Employee Stock Purchase Plan	—	N/A	482,782(3)
Equity compensation plans not approved by security holders	—	—	—
Total	413,842	$2.15	1,289,381

(1)	Includes 100,400, 161,600 and 22,630 performance based share awards granted in 2013, 2012 and 2011, respectively, 56,180 restricted stock units outstanding as of December 31, 2013, and 38,332 phantom shares as part of the Director deferred compensation program, 34,700 outstanding options as of December 31, 2013 and excludes 90,798 shares of restricted stock issued under the 1999 Stock Incentive Plan.

(2)	The 1999 Stock Incentive Plan provides for the issuance of any shares available under the plan in the form of restricted stock, performance awards and other types of stock-based awards or compensation, in addition to the granting of options, warrants or stock appreciation rights. The 1999 Stock Incentive Plan expired by its terms on December 13, 2013 and no more awards may be granted thereunder.

(3)	Shares are issued based on employee’s election to participate in the plan.

The Board of Directors recommends that you vote FOR the adoption of the 2014 Incentive Plan. The vote required to approve the 2014 Incentive Plan is a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter.

Report of Audit Committee

The Audit Committee of Otter Tail Corporation’s Board of Directors is composed of five independent Directors (as defined by the NASDAQ Listing Standards), and operates under a written charter adopted by the Board of Directors. The Audit Committee retains and supervises Otter Tail Corporation’s independent registered public accounting firm, currently Deloitte & Touche LLP.

Management is responsible for Otter Tail Corporation’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Otter Tail Corporation’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Otter Tail Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). Otter Tail Corporation’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the consolidated financial statements and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC.

Nathan Partain, Chair

Karen M. Bohn

Joyce Nelson Schuette

Gary J. Spies

James B. Stake

Ratification of Independent Registered

Public Accounting Firm

At the Annual Meeting of Shareholders, the Board of Directors will propose that shareholders ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm to audit the consolidated financial statements of Otter Tail Corporation for 2014. This firm has no direct or indirect financial interest in Otter Tail Corporation.

The Audit Committee of Otter Tail Corporation’s Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for 2014. Shareholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Otter Tail Corporation and its shareholders.

A partner of the independent registered public accounting firm of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions and to make a statement if he or she desires to do so. An affirmative vote of a majority of the common shares present and entitled to vote with respect to the ratification of the independent registered public accounting firm is required for ratification. Proxies, unless otherwise directed thereon, will be voted in favor of this proposal. The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2014.

Fees

Aggregate fees that Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) billed to Otter Tail Corporation for 2013 and 2012 are as follows.

Fees for Professional Services

	2013		2012
Total Audit Fees	$1,170,000	(a)	$1,348,166	(b)
Audit-Related Fees	27,000	(c)	25,400	(d)

Total Audit and Audit-Related Fees	1,197,000		1,373,566
Tax Fees	206,909	(e)	221,722	(f)
Other Fees	5,450	(g)	2,000	(h)

Total Fees Paid to Deloitte Entities	$1,409,359		$1,597,288

(a)	2013 audit fees, per engagement letter, of $1,090,000 and estimated expenses for the 2013 audit of $80,000.

(b)	2012 audit fees, per engagement letter, of $1,138,000, plus $45,000 for additional audit work required as part of the audit, $84,500 related to a comfort letter and three registration statements filed in 2012, and expenses for the 2012 audit of $80,666.

(c)	Estimated 2013 fees of $27,000 for agreed upon procedures related to Otter Tail Power Company’s CapX 2020 Transmission Projects.

(d)	2012 fees of $25,400 for agreed upon procedures related to Otter Tail Power Company’s CapX 2020 Transmission Project.

(e)	Includes fees for tax planning in the amount of $111,265, tax advice in the amount of $31,849, and tax compliance in the amount of $63,795.

(f)	Includes fees for tax planning in the amount of $73,175, tax advice in the amount of $30,475, and tax compliance in the amount of $118,072.

(g)	Includes $2,000 of fees related to use of Deloitte’s Accounting Research Tool, and $3,450 in fees related to attendance of Otter Tail Corporation personnel at Deloitte sponsored training.

(h)	Fees related to use of Deloitte’s Accounting Research Tool.

Pre-Approval of Audit/Non-Audit Services Policy

Otter Tail Corporation’s Audit Committee has adopted, and the Board of Directors has ratified, the Audit and Non-Audit Services Pre-Approval Policy which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. The independent registered public accounting firm has reviewed this policy and believes that implementation of the policy will not adversely affect the firm’s independence.

Four categories of services have been defined by Otter Tail Corporation within the policy to provide a consistent framework for assessment, decision-making, approval and reporting. The following is a summary of the key provisions of the policy.

Audit services are specified services directly related to performing the independent audit of Otter Tail Corporation and its subsidiaries. The independent registered public accounting firm will submit to the Audit Committee for pre-approval the scope and estimated fees associated with the current year audit at the August Audit Committee meeting.

Audit-related services are specified services that are related extensions of audit services and are logically performed by the independent registered public accounting firm. Additional services exceeding the specified pre-approved limits require specific Audit Committee approval.

Tax services are specified services related to tax matters. Using the independent registered public accounting firm for these matters creates efficiencies, minimizes disruption, or preserves confidentiality. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.

Other services include (a) “synergistic” services for which utilizing the independent registered public accounting firm creates efficiencies, minimizes disruption, or preserves confidentiality, or (b) “unique qualifications” services for which management has determined that the independent registered public accounting firm possesses unique or superior qualifications to provide the services. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.

“Restricted” non-audit services include nine specific restricted services outlined in the SEC’s rule on auditor independence. These services are not to be performed by the independent registered public accounting firm.

During 2012 and 2013, all of the services provided by Deloitte Entities for the services described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee consistent with this procedure.

Policy and Procedures Regarding Transactions with Related Persons

The Board of Directors of Otter Tail Corporation has adopted a Policy and Procedures Regarding Transactions with Related Persons. This policy delegates to the Audit Committee responsibility for reviewing, approving, or ratifying transactions with “Related Persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “Related Person” includes any of the Directors or executive officers of Otter Tail Corporation, certain shareholders and their immediate families. The policy applies to transactions in which Otter Tail Corporation is a participant and a Related Person will have a direct or indirect material interest, and where the amount involved exceeds $120,000. Under the policy, management of Otter Tail Corporation is responsible for disclosing to the Audit Committee all material information related to any covered transaction in order to give the Audit Committee an opportunity to authorize, approve, or ratify the covered transaction based upon its determination that the covered transaction is fair and reasonable and on terms no less favorable to Otter Tail Corporation than could be obtained in a comparable arm’s length transaction with an unrelated third party. A copy of the Policy and Procedures Regarding Transactions with Related Persons can be found at www.ottertail.com. For 2013 Otter Tail Corporation is unaware of any related party transactions.

Shareholder Proposals for 2015 Annual Meeting

Any holder of common shares of Otter Tail Corporation who intends to present a proposal which may properly be acted upon at the 2015 Annual Meeting of Shareholders of Otter Tail Corporation must submit such proposal to Otter Tail Corporation so that it is received at Otter Tail Corporation’s executive offices at 4334 18th Avenue SW, Suite 200, Box 9156, Fargo, North Dakota 58106-9156, on or before November 4, 2014, for inclusion in Otter Tail Corporation’s Proxy Statement and form of Proxy relating to that meeting.

If a holder of common shares wishes to present a proposal at the 2015 Annual Meeting of Shareholders, but does not wish to include it in the Proxy Statement and form of Proxy relating to that meeting, or wishes to nominate a candidate for Director, the holder must submit notice of the proposal or nomination in accordance with the procedures provided in the Otter Tail Corporation Bylaws to Otter Tail Corporation’s executive offices on or before January 14, 2015 in order for the proposal to be considered timely.

Other Business

As of the date hereof, the Board of Directors of Otter Tail Corporation is aware of no other proposals to be presented to the Annual Meeting, in addition to the items described above. If any other matters properly come before the Annual Meeting, the proxies will vote thereon at their discretion.

A copy of Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, including financial statements and schedules thereto, filed with the SEC, is available without charge to shareholders. Address written requests to:

Corporate Secretary
Otter Tail Corporation
Box 9156
Fargo, ND 58106-9156

OTTER TAIL CORPORATION

2014 STOCK INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall mean any one of the following events for Awards granted under the Plan:

(i) The acquisition by any person, entity or “group,” within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or any of its Affiliates, or any employee benefit plan of the Company and/or one or more of its Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding Common Shares or the combined voting power of the Company’s then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as hereinafter defined); or

(ii) Individuals who, as of the grant date of the Award, constitute the Board of Directors of the Company (generally the “Directors” and as of the grant date of the Award the “Continuing Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Grant Date whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or

(iii) The consummation of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least three-quarters of the Continuing Directors.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g) “Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

(h) “Company” shall mean Otter Tail Corporation, a Minnesota corporation, or any successor corporation.

(i) “Director” shall mean a member of the Board.

(j) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(k) “Eligible Person” shall mean any employee, officer, consultant, independent contractor, advisor or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the NASDAQ National Market System on such date, or if the NASDAQ National Market System is not open for trading on such date, on the most recent preceding date when the NASDAQ National Market System is open for trading.

(n) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(r) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s) “Performance Award” shall mean any right granted under Section 6(e) of the Plan.

(t) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit, line of business or product basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, productivity or risk) returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, market capitalization, economic value added, cash generation, cash flow (including operating cash flow, free cash flow and cash flow return on equity), unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect whole corporate entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the adjustment for charges related to an event or occurrence which the Committee determines is appropriate for adjustment, including, but not limited to, any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(u) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(v) “Plan” shall mean this Otter Tail Corporation 2014 Stock Incentive Plan, as amended from time to time.

(w) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(x) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(y) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(z) “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(aa) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(bb) “Shares” shall mean shares of Common Stock, $5 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(cc) “Specified Employee” shall mean a specified employee as defined in Code Section 409A(a)(2)(B) or applicable proposed or final regulations under Code Section 409A.

(dd) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(ee) “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares, other securities, other Awards, other property and other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise permitted in connection with an event as provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and exchange for cash or another Award, a replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or officers of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m).

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m).

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,900,000. Shares to be issued under the Plan may be authorized but unissued Shares, treasury shares or Shares acquired in the open market or otherwise. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to any Award or in connection with the satisfaction of tax obligations relating to any Award, or Shares that are acquired by the Company on the open market with cash delivered to the Company for any such purposes, shall not be available for granting Awards under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. If an Option is not exercised, as permitted by Section 6(a)(iii), the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall be the gross amount of Shares subject to the Award. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan.

(d) Award Limitations Under the Plan.

(i) Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii) Section 162(m) Limitation for Performance Awards. The maximum amount payable to any Participant that may be a “covered person” within the meaning of Section 162(m) pursuant to all Performance Awards which are intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) in the aggregate in any calendar year shall be $5,000,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

Section 5. Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock

Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision. Further, notwithstanding the foregoing, Options and Stock Appreciation Rights shall not be granted to an Eligible Person providing direct services to an Affiliate unless the Company has a “controlling interest” in such Affiliate within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Alternatively, the Committee may, in its discretion, permit a Non-Qualified Stock Option (but not an Incentive Stock Option) to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Non-Qualified Stock Option being exercised, on the date of exercise, over the exercise price of the Non-Qualified Stock Option for such Shares.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that the term of each Stock Appreciation Right shall not be longer than 10 years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in certain events including, but not limited to, the Participant’s death, disability, termination or retirement or a Change in Control.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or unvested Performance Awards to such Eligible Persons.

(e) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards that are granted to Eligible Persons who may be “covered employees” under Section 162(m) and that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m).

(f) Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v) Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant for value other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change of Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change of Control, disability or separation from service meet the definition of a change in ownership or control, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is 6 months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7. Amendment and Termination; Corrections.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission or The NASDAQ Stock Market LLC or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of shares subject to the limitations contained in Section 4(d)(i) of the Plan or the dollar amount subject to the limitation contained in Section 4(d)(ii) of the Plan;

(iv) permits repricing of Options or Stock Appreciation Rights, which is prohibited by Section 3(a)(v) of the Plan;

(v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) of the Plan; and

(vi) would cause Section 162(m) to become unavailable with respect to the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.

(c) No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Clawback or Recoupment.

All Awards under this Plan shall be subject to forfeiture or other penalties under any clawback or recoupment policy of the Company in effect from time to time and such forfeiture or penalty provisions as determined by the Committee and set forth in the applicable Award Agreement.

Section 11. Effective Date of the Plan; Effect on Prior Plan.

The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of shareholders of the Company to be held on April 14, 2014 and the Plan shall be effective as of the date of such shareholder approval. On and after the date of shareholder approval of the Plan, no awards shall be granted under the Company’s 1999 Stock Incentive Plan, but all outstanding awards previously granted under the 1999 Stock Incentive Plan shall remain outstanding in accordance with the terms thereof.

Section 12. Term of the Plan.

The Plan shall terminate at midnight on December 31, 2023, unless terminated before then by the Board. Awards may be granted under the Plan until the earlier to occur of termination of the Plan or the date on which all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. As long as any Awards are outstanding under the Plan, the terms of the Plan shall govern such Awards.

Adopted by the Board of Directors on February 6, 2014, subject to and effective upon shareholder approval.

215 South Cascade Street

Box 496

Fergus Falls, Minnesota 56538-0496

4334 18th Avenue SW, Suite 200

Box 9156

Fargo, North Dakota 58106-9156

www.ottertail.com

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 13, 2014.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTIONS, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2, 3 AND 4.

1. ELECTION OF DIRECTORS						FOR	AGAINST	ABSTAIN
(1). John D. Erickson	FOR ☐	WITHHOLD ☐		3.	TO ADOPT THE 2014 STOCK INCENTIVE PLAN	☐	☐	☐
						FOR	AGAINST	ABSTAIN
(2). Nathan I. Partain	FOR ☐	WITHHOLD ☐		4.	TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2014	☐	☐	☐
(3). James B. Stake	FOR ☐	WITHHOLD ☐

2. TO APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION PROVIDED TO THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT	FOR ☐	AGAINST ☐	ABSTAIN ☐	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2014.

Please sign exactly as the name appears hereon. When signing as attorney, administrator, trustee, or guardian, please give your full title.

Annual Meeting of Shareholders to be held April 14, 2014

Please date and sign the attached proxy and return it promptly. This will help save the expense of follow up letters to shareholders who have not responded. If you vote by Internet or telephone, please do not mail your proxy card.

The proxy statement and our Annual Report on Form 10K to

Shareholders are available at:

http://www.ottertail.com/annual.cfm

▲ FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED ▲

PROXY

Solicited on behalf of the Board of Directors of

The undersigned hereby appoint GARY J. SPIES and JOYCE NELSON SCHUETTE (each with power to act alone and with full power of substitution) the proxies of the undersigned to vote all common shares that the undersigned is entitled to vote at the Annual Meeting of Otter Tail Corporation to be held April 14, 2014, and at any adjournment thereof, and hereby directs that this proxy be voted as instructed herein. The Board of Directors recommends voting for the election of Directors (Item 1), for, on an advisory basis, the compensation provided to executives as described in the Proxy Statement (Item 2), and for the proposal to adopt the 2014 Stock Incentive Plan (Item 3), and for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Item 4) on the reverse side.

PLEASE VOTE YOUR PROXY—NOW!

(Continued, and to be marked, dated and signed, on the other side)

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

to be held on April 14, 2014

Please note this is a notice only of the availability of proxy materials on the Internet. This is not a ballot. See the reverse side of this notice for further instructions.

Dear Shareholders,

The 2014 Annual Meeting of Shareholders of Otter Tail Corporation will be held at the Bigwood Event Center, Best Western, The Falls Inn and Suites, 925 Western Avenue (Highway 210 West & Interstate 94), Fergus Falls, Minnesota on April 14, 2014, at 10:00 AM (CT).

Proposals to be considered at the Annual Meeting:

(1)	To elect three directors for three-year terms ending 2017;
(2)	To approve, in a non-binding advisory vote, the compensation provided to the Named Executive Officers as described in the 2014 Proxy Statement;
(3)	To adopt the Otter Tail Corporation 2014 Stock Incentive Plan;
(4)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year 2014; and
(5)	To transact such other business as may properly be brought before the meeting.

The board of directors recommends a vote “for” the three nominees for election for three-year terms ending 2017 listed in the Company’s 2014 Proxy Statement, “for” the adoption of the resolution approving the compensation of Otter Tail Corporation’s Named Executive Officers, “for” the adoption of the 2014 Incentive Plan, and “for” Proposal 4.

*Shareholders are cordially invited to attend the Annual Meeting.

If you wish to vote your shares at the meeting you will need to request a ballot at the meeting.

To obtain directions to attend the Annual Meeting and vote in person contact Shareholder Services at our toll free number: 800-664-1259.

You May Vote Your Proxy When You View The Proxy Materials On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

If you don’t have Internet access or would prefer to vote your shares on a paper ballot, please follow the instruction on the reverse side of this notice for obtaining paper or email copies of the proxy materials.

Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have this notice available when you access the above website. Follow the prompts to vote your shares.

The Proxy Materials are available for review at: http://www.ottertail.com/annual.cfm	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

c/o Continental Proxy Services – 8th Floor 17 Battery Place, New York NY 10004 – 1123

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held On April 14, 2014

You are receiving this communication because you hold shares in Otter Tail Corporation. This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, annual report on Form 10-K, proxy card and other proxy materials are available at: http://www.ottertail.com/annual.cfm.

If you don’t have Internet access or if you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 5, 2014 to facilitate a timely delivery.

The following Proxy Materials are available to you at http://www.ottertail.com/annual.cfm:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2013,
•	the Company’s 2014 Proxy Statement,
•	the Proxy Card, and
•	any amendments to the foregoing materials that are required to be furnished to shareholders.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your company ID., proxy number and account number found in the bottom right hand corner on the reverse side of this notice.

REQUESTING A PAPER OR EMAIL COPY OF THE PROXY MATERIALS

By telephone please call 1-888-221-0690,

or

By email at: proxy@continentalstock.com

(Please include the company name and your account number, which is listed on the reverse side of this form, in the subject line of your request.)